                                                           EXECUTION COUNTERPART



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                             -----------------------


                                 MOTOROLA, INC.

                           MOTOROLA CREDIT CORPORATION

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                                CREDIT AGREEMENT


                         Dated as of September 21, 1994


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                                  $500,000,000

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                            THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION)
                                 CITIBANK, N.A.
                       THE FIRST NATIONAL BANK OF CHICAGO
                         HARRIS TRUST AND SAVINGS BANK,
                                  as Co-Agents

                            THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION),
                                    as Agent

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                             -----------------------

                                TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

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Section 1.  Definitions and Accounting Matters . . . . . . . . . . . . . . .   1

     1.01  Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . .   1
     1.02  Accounting Terms and Determinations . . . . . . . . . . . . . . .  13
     1.03  Classes and Types of Loans. . . . . . . . . . . . . . . . . . . .  14

Section 2.  Commitments, Loans, Notes and Prepayments. . . . . . . . . . . .  14

     2.01  Syndicated Loans. . . . . . . . . . . . . . . . . . . . . . . . .  14
     2.02  Borrowings of Syndicated Loans. . . . . . . . . . . . . . . . . .  14
     2.03  Money Market Loans. . . . . . . . . . . . . . . . . . . . . . . .  15
     2.04  Changes of Commitments. . . . . . . . . . . . . . . . . . . . . .  20
     2.05  Facility Fee. . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     2.06  Lending Offices . . . . . . . . . . . . . . . . . . . . . . . . .  20
     2.07  Several Obligations; Remedies Independent . . . . . . . . . . . .  20
     2.08  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     2.09  Optional Prepayments. . . . . . . . . . . . . . . . . . . . . . .  21
     2.10  Increase in Commitments . . . . . . . . . . . . . . . . . . . . .  22
     2.11  Extension of Commitment Termination Date. . . . . . . . . . . . .  22

Section 3.  Payments of Principal and Interest . . . . . . . . . . . . . . .  24

     3.01  Repayment of Loans. . . . . . . . . . . . . . . . . . . . . . . .  24
     3.02  Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

Section 4.  Payments; Pro Rata Treatment; Computations; Etc. . . . . . . . .  25

     4.01  Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     4.02  Pro Rata Treatment. . . . . . . . . . . . . . . . . . . . . . . .  26
     4.03  Computations. . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     4.04  Minimum Amounts . . . . . . . . . . . . . . . . . . . . . . . . .  27
     4.05  Certain Notices . . . . . . . . . . . . . . . . . . . . . . . . .  27
     4.06  Non-Receipt of Funds by the Agent . . . . . . . . . . . . . . . .  28
     4.07  Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . .  29

Section 5.  Yield Protection, Etc. . . . . . . . . . . . . . . . . . . . . .  30

     5.01  Additional Costs. . . . . . . . . . . . . . . . . . . . . . . . .  30
     5.02  Limitation on Types of Loans. . . . . . . . . . . . . . . . . . .  33
     5.03  Illegality. . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     5.04  Treatment of Affected Loans . . . . . . . . . . . . . . . . . . .  34
     5.05  Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . .  34


                                CREDIT AGREEMENT

                                                                            Page
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     5.06  U.S. Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     5.07  Replacement of Banks. . . . . . . . . . . . . . . . . . . . . . .  36

Section 6.  Conditions Precedent . . . . . . . . . . . . . . . . . . . . . .  37

     6.01  Initial Loan. . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     6.02  Initial and Subsequent Loans. . . . . . . . . . . . . . . . . . .  38

Section 7.  Representations and Warranties . . . . . . . . . . . . . . . . .  38

     7.01  Corporate Existence . . . . . . . . . . . . . . . . . . . . . . .  38
     7.02  Financial Condition . . . . . . . . . . . . . . . . . . . . . . .  39
     7.03  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     7.04  No Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     7.05  Action. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     7.06  Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     7.07  Use of Credit . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     7.08  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     7.09  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     7.10  Investment Company Act. . . . . . . . . . . . . . . . . . . . . .  41
     7.11  Public Utility Holding Company Act. . . . . . . . . . . . . . . .  41
     7.12  Environmental Matters . . . . . . . . . . . . . . . . . . . . . .  41
     7.13  Subsidiaries, Etc.. . . . . . . . . . . . . . . . . . . . . . . .  41
     7.14  Operating Agreement . . . . . . . . . . . . . . . . . . . . . . .  42

Section 8.  Covenants of the Company . . . . . . . . . . . . . . . . . . . .  42

     8.01  Financial Statements, Etc.. . . . . . . . . . . . . . . . . . . .  42
     8.02  Existence, Etc. . . . . . . . . . . . . . . . . . . . . . . . . .  45
     8.03  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     8.04  Prohibition of Fundamental Changes. . . . . . . . . . . . . . . .  46
     8.05  Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . .  47
     8.06  Limitation on Sales and Leasebacks. . . . . . . . . . . . . . . .  48
     8.07  Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
     8.08  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . .  49
     8.09  Special Obligations Relating to Motorola Credit . . . . . . . . .  49

Section 9.  Events of Default. . . . . . . . . . . . . . . . . . . . . . . .  50

Section 10.  The Agent . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

     10.01  Appointment, Powers and Immunities . . . . . . . . . . . . . . .  53
     10.02  Reliance by Agent. . . . . . . . . . . . . . . . . . . . . . . .  54
     10.03  Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
     10.04  Rights as a Bank . . . . . . . . . . . . . . . . . . . . . . . .  54
     10.05  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . .  55
     10.06  Non-Reliance on Agent and Other Banks. . . . . . . . . . . . . .  55
     10.07  Failure to Act . . . . . . . . . . . . . . . . . . . . . . . . .  55
     10.08  Resignation or Removal of Agent. . . . . . . . . . . . . . . . .  56
     10.09  Co-Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . .  56


                                CREDIT AGREEMENT

Section 11.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . .  56

     11.01  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
     11.02  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
     11.03  Expenses, Etc. . . . . . . . . . . . . . . . . . . . . . . . . .  57
     11.04  Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . .  58
     11.05  Successors and Assigns . . . . . . . . . . . . . . . . . . . . .  58
     11.06  Assignments and Participations . . . . . . . . . . . . . . . . .  58
     11.07  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
     11.08  Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
     11.09  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .  61
     11.10  Governing Law; Submission to Jurisdiction. . . . . . . . . . . .  61
     11.11  Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . .  61
     11.12  Treatment of Certain Information;     Confidentiality. . . . . .  61
     11.13  Termination of Existing Lines of Credit. . . . . . . . . . . . .  62

SCHEDULE I  - Material Domestic Subsidiaries

EXHIBIT A-1 - Form of Syndicated Note
EXHIBIT A-2 - Form of Money Market Note
EXHIBIT B   - Form of Opinion of Counsel to
                the Borrowers
EXHIBIT C   - Form of Opinion of Special New York
                Counsel to Chase
EXHIBIT D   - Form of Money Market Quote Request
EXHIBIT E   - Form of Money Market Quote
EXHIBIT F   - Form of Confidentiality Agreement
EXHIBIT G   - Form of Notice of Assignment


                                CREDIT AGREEMENT

          CREDIT AGREEMENT dated as of September 21, 1994, between:

          MOTOROLA, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "COMPANY");

          MOTOROLA CREDIT CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware ("MOTOROLA CREDIT", and together with the Company, the "BORROWERS");

          Each of the lenders that is a signatory hereto identified under the caption "BANKS" on the signature pages hereto or that, pursuant to Section
     2.10 hereof or Section 11.06(b) hereof, shall become a "Bank" hereunder (individually, a "BANK" and, collectively, the "BANKS"); and

          THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as agent for the Banks (in such capacity, together with its successors in such capacity, the "AGENT").

          The Borrowers have requested that the Banks make loans to each of them in an aggregate principal amount not exceeding $500,000,000 at any one time outstanding as to both of them combined and the Banks are prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

          Section 1.  DEFINITIONS AND ACCOUNTING MATTERS.

          1.01 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

          "APPLICABLE LENDING OFFICE" shall mean, for each Bank and for each Type of Loan, the "Lending Office" of such Bank (or of an affiliate of such Bank) designated for such Type of Loan on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

          "APPLICABLE MARGIN" shall mean, with respect to (a) Syndicated Loans that are Eurodollar Loans, 0.16% per annum and (b) Syndicated Loans that are Base Rate Loans, 0.0% per annum; provided that, during any period when the aggregate principal amount of all Loans outstanding is greater than or


                                CREDIT AGREEMENT
equal to 50% of the aggregate amount of the Commitments, the Applicable Margin for Eurodollar Loans and Base Rate Loans shall be increased by an amount equal to 0.050%.

          "ATTRIBUTABLE DEBT" shall mean, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at the rate per annum borne by the Senior Securities compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

          "BANKRUPTCY CODE" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

          "BASE RATE" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "BASE RATE LOANS" shall mean Syndicated Loans that bear interest at rates based upon the Base Rate.

          "BASLE ACCORD" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          "BUSINESS DAY" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to the giving of notices or quotes in connection with a LIBOR Auction or to a borrowing of, a payment or prepayment of principal of or interest on, or the Interest Period for, a Eurodollar Loan or a LIBOR Market Loan or a notice by the Company with respect to any such borrowing, payment, prepayment or Interest Period, also on which dealings in Dollar deposits are carried out in the London interbank market.


                                CREDIT AGREEMENT

          "CAPITAL LEASE OBLIGATIONS" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "CHASE" shall mean The Chase Manhattan Bank (National Association).

          "CLASS" shall have the meaning assigned to such term in Section 1.03 hereof.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "COMMITMENT" shall mean, as to each Bank, the obligation of such Bank to make Syndicated Loans pursuant to Section 2.01 hereof in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite such Bank's name on the signature pages hereof under the caption "Commitment" (as the same may at any time or from time to time be reduced pursuant to Section 2.04 hereof or increased pursuant to Section 2.10 or Section 11.06(b) hereof).

          "COMMITMENT TERMINATION DATE" shall mean the date 364 days after the date hereof, as the same may be extended pursuant to Section 2.11 hereof; PROVIDED that, if such date is not a Business Day, the Commitment Termination Date shall be the next preceding Business Day.

          "CONSOLIDATED NET TANGIBLE ASSETS" shall mean the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any constituting Funded Debt by reason of their being renewable or extendible) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

          "DEBT" shall mean Indebtedness evidenced by notes, bonds, debentures or similar evidences of indebtedness for borrowed money.

          "DEFAULT" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.


                                CREDIT AGREEMENT
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                                      - 4 -


          "DOLLARS" and "$" shall mean lawful money of the United States of America.

          "DOMESTIC SUBSIDIARY" shall mean (i) Motorola Credit and (ii) any other Subsidiary of the Company, except any such Subsidiary (x) that neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States of America or
(y) which is engaged primarily in financing the operations of the Company or its Subsidiaries outside the United States of America.

          "ENVIRONMENTAL LAWS" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA AFFILIATE" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

          "EURODOLLAR LOANS" shall mean Syndicated Loans that bear interest at rates based on rates referred to in the definition of "Fixed Base Rate" in this
Section 1.01.

          "EURODOLLAR RATE" shall mean, for any Eurodollar Loan for the Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the Fixed Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

          "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Section 9 hereof.


                                CREDIT AGREEMENT

          "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Agent.

          "FIXED BASE RATE" shall mean, with respect to any Fixed Rate Loan for the Interest Period therefor:

          (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) appearing on the Reuters Screen LIBO Page (or such other page as may replace that page in that service) at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such Loan as the London Interbank Offered Rate for Dollar deposits having a term comparable to such Interest Period and in an amount of $1,000,000 or more; or

          (b) if such rate does not appear on the Reuters Screen LIBO Page or, if said page shall cease to be publicly available or if the information contained on said page, in the reasonable judgment of the Majority Banks, shall cease accurately to reflect the rate offered by leading banks in the London interbank market ("LONDON INTERBANK OFFERED RATE") (as reported by any publicly available source of similar market data selected by the Majority Banks that, in the reasonable judgment of the Majority Banks, accurately reflects the London Interbank Offered Rate), the Fixed Base Rate shall mean, with respect to any Fixed Rate Loan for any Interest Period, the arithmetic mean, as determined by the Agent, of the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by each Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such Loan for the offering by such Reference Bank to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Fixed Rate Loan to be made by such Reference Bank (or its Applicable Lending Office, as the case may be)


                                CREDIT AGREEMENT
     for such Interest Period; provided that (i) if any Reference Bank is not participating in any Eurodollar Loan, the Fixed Base Rate for such Loan shall be determined by reference to the amount of the Loan which such Reference Bank would have made had it been participating in such Loans,
     (ii) in determining the Fixed Base Rate with respect to any LIBOR Market Loan, each Reference Bank shall be deemed to have made a LIBOR Market Loan in an amount equal to $1,000,000, (iii) each Reference Bank agrees to use its best efforts to furnish timely information to the Agent for purposes of determining the Fixed Base Rate and (iv) if any Reference Bank does not furnish such timely information for determination of the Fixed Base Rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

          "FIXED RATE LOANS" shall mean Eurodollar Loans and, for the purposes of the definitions of "Fixed Base Rate" and "Interest Period" in this
Section 1.01 and in Section 5 hereof, LIBOR Market Loans.

          "FUNDED DEBT" shall mean all Debt having a maturity of more than 12 months from the date of the most recent balance sheet of the Company and its consolidated Subsidiaries or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from the date of such balance sheet at the option of the borrower.

          "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of
Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

          "GUARANTEE" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "GUARANTEE" and "GUARANTEED" used as a verb shall have a correlative meaning.


                                CREDIT AGREEMENT

          "INDEBTEDNESS" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person (other than import letters of credit and import banker's acceptances arising in the ordinary course of such Person's business); (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

          "INTEREST PERIOD" shall mean:

          (a) with respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the relevant Borrower may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;

          (b) With respect to any Set Rate Loan, the period commencing on the date such Set Rate Loan is made and ending on any Business Day not less than seven and not more than 180 days thereafter, as the relevant Borrower may select as provided in Section 2.03(b) hereof;

          (c) With respect to any LIBOR Market Loan, the period commencing on the date such LIBOR Market Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the relevant Borrower may select as provided in
     Section 2.03(b) hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; and


                                CREDIT AGREEMENT

          (d) with respect to any Base Rate Loan, the period commencing on the date such Base Rate Loan is made and ending on the earlier of the first Quarterly Date thereafter or the Commitment Termination Date.

Notwithstanding the foregoing: (i) if any Interest Period for any Loan would otherwise end after the Commitment Termination Date in existence at the time such Interest Period is selected, such Interest Period shall not be available hereunder; (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a Fixed Rate Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clauses (i) and (ii) above, no Interest Period for any Fixed Rate Loan shall have a duration of less than one month and, if the Interest Period for any Fixed Rate Loan would otherwise be a shorter period, such Interest Period shall not be available hereunder.

          "LIBO MARGIN" shall have the meaning assigned to such term in
Section 2.03(c)(ii)(C) hereof.

          "LIBO RATE" shall mean, for any LIBOR Market Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the rate of interest specified in the definition of "Fixed Base Rate" in this Section 1.01 for the Interest Period for such Loan divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

          "LIBOR AUCTION" shall mean a solicitation of Money Market Quotes setting forth LIBO Margins based on the LIBO Rate pursuant to Section 2.03 hereof.

          "LIBOR MARKET LOANS" shall mean Money Market Loans interest rates on which are determined on the basis of LIBO Rates pursuant to a LIBOR Auction.

          "LIEN" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "LOANS" shall mean Syndicated Loans and Money Market Loans.


                                CREDIT AGREEMENT

          "MAJORITY BANKS" shall mean Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Banks holding more than 50% of the aggregate unpaid principal amount of the Loans.

          "MARGIN STOCK" shall mean "margin stock" within the meaning of Regulations U and X.

          "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the financial condition of the Company and its Subsidiaries taken as a whole or
(b) the validity or enforceability of this Agreement or of the Notes.

          "MATERIAL DOMESTIC SUBSIDIARY" shall mean, at any time, (i) Motorola Credit and (ii) any other Domestic Subsidiary of the Company that as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the SEC.

          "MONEY MARKET BORROWING" shall have the meaning assigned to such term in Section 2.03(b) hereof.

          "MONEY MARKET LOAN LIMIT" shall have the meaning assigned to such term in Section 2.03(c)(ii) hereof.

          "MONEY MARKET LOANS" shall mean the loans provided for by Section 2.03 hereof.

          "MONEY MARKET NOTES" shall mean the promissory notes provided for by
Section 2.08(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "MONEY MARKET QUOTE" shall mean an offer in accordance with
Section 2.03(c) hereof by a Bank to make a Money Market Loan with one single specified interest rate.

          "MONEY MARKET QUOTE REQUEST" shall have the meaning assigned to such term in Section 2.03(b) hereof.

          "MULTIEMPLOYER PLAN" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

          "NET WORTH" shall mean, as at any date, the amount of total stockholders' equity for the Company and its consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP).


                                CREDIT AGREEMENT

          "NOTES" shall mean the Syndicated Notes and the Money Market Notes.

          "OPERATING AGREEMENT" shall mean the Operating Agreement dated as of January 1, 1992 between the Company and Motorola Credit, as such agreement shall, subject to Section 8.09 hereof, be modified and supplemented and in effect from time to time.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "PLAN" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "POST-DEFAULT RATE" shall mean, in respect of any principal of any Loan or any other amount under this Agreement or any Note that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to 2% PLUS the Base Rate as in effect from time to time (PROVIDED that, if the amount so in default is principal of a Fixed Rate Loan or a Money Market Loan and the due date thereof is a day other than the last day of such Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% PLUS the interest rate for such Loan as provided in Section 3.02 hereof and, thereafter, the rate provided for above in this definition).

          "PRIME RATE" shall mean the rate of interest from time to time announced by Chase at the Principal Office as its prime commercial lending rate.

          "PRINCIPAL OFFICE" shall mean the principal office of Chase, located on the date hereof at 1 Chase Manhattan Plaza, New York, New York 10081.

          "PRINCIPAL PROPERTY" shall mean any single parcel of real estate, manufacturing plant or warehouse owned or leased by the Company or any Domestic Subsidiary which is located within the United States of America and the gross book value (without deduction of any depreciation reserves) of which on the date as


                                CREDIT AGREEMENT
of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing plant or warehouse or portion thereof
(a) which is a pollution control or other facility financed by obligations issued by a State or local government unit and described in Section 141(a), 142(a)(5), 142(a)(6) or 144(a) of the Code, or any successor provision thereof, or (b) which, in the opinion of the board of directors of the Company or any duly authorized committee thereof, is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety.

          "PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "QUARTERLY DATES" shall mean the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

          "REFERENCE BANKS" shall mean Chase, Citibank, N.A., The First National Bank of Chicago and Harris Trust and Savings Bank (or their respective Applicable Lending Offices, as the case may be).

          "REGULATIONS A, D, U AND X" shall mean, respectively, Regulations A, D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "REGULATORY CHANGE" shall mean, with respect to any Bank, any change after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "RESERVE REQUIREMENT" shall mean, for the Interest Period for any Eurodollar Loan or LIBOR Market Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by


                                CREDIT AGREEMENT
such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Fixed Base Rate for Eurodollar Loans or LIBOR Market Loans (as the case may be) is to be determined as provided in the definition of "Fixed Base Rate" in this
Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans or LIBOR Market Loans.

          "SEC" shall mean the Securities and Exchange Commission or any governmental authority succeeding to its principal functions.

          "SENIOR INDENTURE" shall mean the Indenture dated as of October 1, 1991 between the Company and Harris Trust and Savings Bank, as trustee, as such indenture shall be modified and supplemented and in effect from time to time.

          "SENIOR SECURITIES" shall mean the Securities issued pursuant to the Senior Indenture.

          "SET RATE" shall have the meaning assigned to such term in
Section 2.03(c)(ii)(D) hereof.

          "SET RATE AUCTION" shall mean a solicitation of Money Market Quotes setting forth Set Rates pursuant to Section 2.03 hereof.

          "SET RATE LOANS" shall mean Money Market Loans the interest rates on which are determined on the basis of Set Rates pursuant to a Set Rate Auction.

          "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "SYNDICATED LOANS" shall mean the loans provided for by Section 2.01 hereof, which may be Base Rate Loans and/or Eurodollar Loans.


                                CREDIT AGREEMENT

          "SYNDICATED NOTES" shall mean the promissory notes provided for by
Section 2.08(a) hereof and all promissory notes delivered in substitution or exchange thereof, in each case as the same shall be modified and supplemented and in effect from time to time.

          "TYPE" shall have the meaning assigned to such term in Section 1.03 hereof.

          "WHOLLY OWNED SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation or other similar legal entity, directors' qualifying shares or shares held by residents of the jurisdiction in which such corporation or other similar legal entity is organized as required by the law of such jurisdiction) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

          1.02  ACCOUNTING TERMS AND DETERMINATIONS.

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall (unless otherwise disclosed to the Banks in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Banks hereunder (which, prior to the delivery of the first financial statements under Section 8.01 hereof, shall mean the audited financial statements as at December 31, 1993 referred to in Section 7.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Banks pursuant to Section 8.01 hereof (or, prior to the delivery of the first financial statements under Section 8.01 hereof, used in the preparation of the audited financial statements as at December 31, 1993 referred to in Section 7.02 hereof) unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Banks shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall


                                CREDIT AGREEMENT
not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.01 hereof, shall mean the audited financial statements referred to in Section 7.02 hereof).

          (b) The Company shall deliver to the Banks at the same time as the delivery of any annual or quarterly financial statement under Section 8.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

          1.03 CLASSES AND TYPES OF LOANS. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan refers to whether such Loan is a Money Market Loan or a Syndicated Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan, a Eurodollar Loan, a Set Rate Loan or a LIBOR Market Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

          Section 2.  COMMITMENTS, LOANS, NOTES AND PREPAYMENTS.

          2.01 SYNDICATED LOANS. Each Bank severally agrees, on the terms and conditions of this Agreement, to make loans to the Borrowers in Dollars during the period from and including the date hereof to but not including the Commitment Termination Date in an aggregate principal amount as to both Borrowers at any one time outstanding up to but not exceeding the amount of the Commitment of such Bank as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period either Borrower may borrow, repay and reborrow the amount of the Commitments; PROVIDED that no more than six separate Interest Periods in respect of Eurodollar Loans from each Bank may be outstanding at any one time.

          2.02 BORROWINGS OF SYNDICATED LOANS. The relevant Borrower shall give the Agent notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing of Syndicated Loans hereunder, each Bank shall make available the amount of the Syndicated Loan or Loans to be made by it on such date to the Agent, at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, in immediately available funds, for account of the relevant Borrower. The amount so received by the Agent shall, subject to the terms and


                                CREDIT AGREEMENT
conditions of this Agreement, be made available to the relevant Borrower by depositing the same, in immediately available funds, in an account of the relevant Borrower maintained with Chase at the Principal Office designated by the Company.

          2.03  MONEY MARKET LOANS.

          (a) In addition to borrowings of Syndicated Loans, at any time prior to the Commitment Termination Date each Borrower may, as set forth in this
Section 2.03, request the Banks to make offers to make Money Market Loans to such Borrower in Dollars. The Banks may, but shall have no obligation to, make such offers and such Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03. Money Market Loans may be LIBOR Market Loans or Set Rate Loans (each a "Type" of Money Market
Loan), PROVIDED that:

          (i) there may be no more than fifteen different Interest Periods for both Syndicated Loans and Money Market Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); and

         (ii) the aggregate principal amount of all Money Market Loans, together with the aggregate principal amount of all Syndicated Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments at such time.

          (b) When either Borrower wishes to request offers to make Money Market Loans, such Borrower shall give the Agent (which shall promptly notify the Banks) notice (a "MONEY MARKET QUOTE REQUEST") so as to be received no later than 11:00 a.m. New York time on (x) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or (y) the Business Day next preceding the date of borrowing proposed therein, in the case of a Set Rate Auction (or, in any such case, such other time and date as such Borrower and the Agent, with the consent of the Majority Banks, may agree). Offers to make Money Market Loans may be requested for up to six different Interest Periods in a single notice (for which purpose Interest Periods in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); PROVIDED that the request for each separate Interest Period shall be deemed to be a separate Money Market Quote Request for a separate borrowing (a "MONEY MARKET BORROWING"). Each such notice shall be substantially in the form of Exhibit D hereto and shall specify as to each Money Market Borrowing:


                                CREDIT AGREEMENT

          (i) the name of the Borrower and the proposed date of such borrowing, which shall be a Business Day;

         (ii) the aggregate amount of such Money Market Borrowing, which shall be at least $20,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

        (iii)  the duration of the Interest Period applicable thereto;

         (iv) whether the Money Market Quotes requested for a particular Interest Period are seeking quotes for LIBOR Market Loans or Set Rate Loans; and

          (v) if the Money Market Quotes requested are seeking quotes for Set Rate Loans, the date on which the Money Market Quotes are to be submitted if it is before the proposed date of borrowing (the date on which such Money Market Quotes are to be submitted is called the "QUOTATION DATE").

Except as otherwise provided in this Section 2.03(b), no Money Market Quote Request shall be given within five Business Days (or such lesser number of days as the Agent may agree) of any other Money Market Quote Request.

          (c) (i) Each Bank may submit one or more Money Market Quotes, each constituting an offer to make a Money Market Loan in response to any Money Market Quote Request; PROVIDED that, if the Borrower's request under
     Section 2.03(b) hereof specified more than one Interest Period, such Bank may make a single submission containing one or more Money Market Quotes for each such Interest Period. Each Money Market Quote must be submitted to the Agent not later than (x) 2:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 10:00 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Agent, with the consent of the Majority Banks, may agree); PROVIDED that any Money Market Quote may be submitted by Chase (or its Applicable Lending Office) only if Chase (or such Applicable Lending Office) notifies the Company of the terms of the offer contained therein not later than
     (x) 1:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 9:45 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction. Subject to Sections 5.02(b), 5.03, 6.02 and 9 hereof, any Money Market Quote so made shall be irrevocable except with


                                CREDIT AGREEMENT
     the consent of the Agent given on the instructions of the relevant
     Borrower.

         (ii) Each Money Market Quote shall be substantially in the form of Exhibit E hereto and shall specify:

               (A) the name of the Borrower and the proposed date of borrowing and the Interest Period therefor;

               (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount shall be at least $5,000,000 (or a larger multiple of $1,000,000); PROVIDED that the aggregate principal amount of all Money Market Loans for which a Bank submits Money Market Quotes (x) may be greater or less than the Commitment of such Bank but (y) may not exceed the principal amount of the Money Market Borrowing for a particular Interest Period for which offers were requested;

               (C) in the case of a LIBOR Auction, the margin above or below the applicable LIBO Rate (the "LIBO MARGIN") offered for each such Money Market Loan, expressed as a percentage (rounded to the nearest 1/10,000th of 1%) to be added to or subtracted from the applicable LIBO Rate;

               (D) in the case of a Set Rate Auction, the rate of interest per annum (rounded to the nearest 1/10,000th of 1%) offered for each such Money Market Loan (the "SET RATE"); and

               (E)  the identity of the quoting Bank.

     Unless otherwise agreed by the Agent and the relevant Borrower, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request and, in particular, no Money Market Quote may be conditioned upon acceptance by the Company of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Quote is being made, PROVIDED that the submission by any Bank containing more than one Money Market Quote may be conditioned on the relevant Borrower not accepting offers contained in such submission that would result in such Bank making Money Market Loans pursuant thereto in excess of a specified amount (the "MONEY MARKET LOAN LIMIT").

          (d) The Agent shall (x) in the case of a Set Rate Auction, as promptly as practicable after the Money Market Quote


                                CREDIT AGREEMENT
is submitted (but in any event not later than 10:15 a.m. New York time on the Quotation Date) or (y) in the case of a LIBOR Auction, by 4:00 p.m. New York time on the day a Money Market Quote is submitted, notify the relevant Borrower of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.03(c) hereof and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the relevant Borrower shall specify (A) the aggregate principal amount of the Money Market Borrowing for which offers have been received and (B) the respective principal amounts and LIBO Margins or Set Rates, as the case may be, so offered by each Bank (identifying the Bank that made each Money Market Quote).

          (e) Not later than 11:00 a.m. New York time on (x) the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or
(y) the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the relevant Borrower and the Agent, with the consent of the Majority Banks, may agree), the relevant Borrower shall notify the Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(d) hereof (which notice shall specify the aggregate principal amount of offers from each Bank for each Interest Period that are accepted, it being understood that the failure of the relevant Borrower to give such notice by such time shall constitute nonacceptance) and the Agent shall promptly notify each affected Bank. The notice from the Agent shall also specify the aggregate principal amount of offers for each Interest Period that were accepted and the lowest and highest LIBO Margins and Set Rates that were accepted for each Interest Period. The relevant Borrower may accept any Money Market Quote in whole or in part (PROVIDED that any Money Market Quote accepted in part shall be at least $5,000,000 or a larger multiple of $1,000,000); PROVIDED that:

          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

         (ii) the aggregate principal amount of each Money Market Borrowing shall be at least $20,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

         (iii) acceptance of offers may, subject to clause (v) below, be made only in ascending order of LIBO Margins or


                                CREDIT AGREEMENT

     Set Rates, as the case may be, in each case beginning with the lowest rate so offered;

         (iv) the Company may not accept any offer where the Agent has advised the Company that such offer fails to comply with Section 2.03(c)(ii) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.03(a) hereof); and

          (v) the aggregate principal amount of each Money Market Borrowing from any Bank may not exceed any applicable Money Market Loan Limit of such Bank.

If offers are made by two or more Banks with the same LIBO Margins or Set Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the relevant Borrower among such Banks as nearly as possible (in amounts of at least $5,000,000 or larger multiples of $1,000,000) in proportion to the aggregate principal amount of such offers. Determinations by the relevant Borrower of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

          (f) Any Bank whose offer to make any Money Market Loan has been accepted in accordance with the terms and conditions of this Section 2.03 shall, not later than 1:00 p.m. New York time on the date specified for the making of such Loan, make the amount of such Loan available to the Agent at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office in immediately available funds, for account of the relevant Borrower. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the relevant Borrower on such date by depositing the same, in immediately available funds, in an account of the relevant Borrower maintained with Chase at the Principal Office designated by the relevant Borrower.

          (g) Except for the purpose and to the extent expressly stated in Sections 2.04(b) hereof, the amount of any Money Market Loan made by any Bank shall not constitute a utilization of such Bank's Commitment.

          (h) The relevant Borrower shall pay to the Agent a fee of $3,000 each time such Borrower gives a Money Market Quote Request to the Agent.


                                CREDIT AGREEMENT

          2.04  CHANGES OF COMMITMENTS.

          (a) The aggregate amount of the Commitments shall be automatically reduced to zero on the Commitment Termination Date.

          (b)  The Company shall have the right at any time or from time to time
(i) so long as no Syndicated Loans or Money Market Loans are outstanding, to terminate the Commitments and (ii) to reduce the aggregate unused amount of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate principal amount of all Money Market Loans); PROVIDED that (x) the Company shall give notice of each such termination or reduction as provided in
Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $25,000,000 (or a larger multiple of $1,000,000).

          (c)  The Commitments once terminated or reduced may not be reinstated.

          2.05 FACILITY FEE. The Company shall pay to the Agent for account of each Bank a facility fee on the daily average amount of such Bank's Commitment (whether used or unused), for the period from and including the date hereof to but not including the earlier of the date such Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to 0.05%. Accrued facility fee shall be payable on each Quarterly Date and on the earlier of the date the Commitments are terminated and the Commitment Termination Date.

          2.06 LENDING OFFICES. The Loans of each Type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such Type.

          2.07 SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank, and (except as otherwise provided in Section 4.06 hereof) no Bank shall have any obligation to the Agent or any other Bank for the failure by such Bank to make any Loan required to be made by such Bank. The amounts payable by either Borrower at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.


                                CREDIT AGREEMENT

          2.08  NOTES.

          (a) The Syndicated Loans made by each Bank to each Borrower shall be evidenced by a single promissory note of such Borrower substantially in the form of Exhibit A-1 hereto, dated the date hereof, payable to such Bank in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

          (b) The Money Market Loans made by any Bank to each Borrower shall be evidenced by a single promissory note of such Borrower substantially in the form of Exhibit A-2 hereto, dated the date hereof, payable to such Bank and otherwise duly completed.

          (c) The date, amount, Type, interest rate and duration of Interest Period of each Loan of each Class made by each Bank to each Borrower, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the Note evidencing the Loans of such Class held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; PROVIDED that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of such Borrower to make a payment when due of any amount owing hereunder or under such
Note in respect of such Loans.

          (d)  Except as otherwise provided in the last sentence of this clause
(d), no Bank shall be entitled to have its Notes substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with (x) a permitted assignment of all or any portion of such Bank's Commitment, Loans and Notes pursuant to Section 11.06(b) hereof or (y) an increase in such Bank's Commitment pursuant to Sections 2.10 or 2.11 hereof.

          In addition, any Syndicated Loans or Money Market Loans made by any Additional Bank (as defined in Section 2.10 hereof) and any Additional Commitment Bank (as defined in Section 2.11 hereof) shall each be evidenced by a single promissory note of each Borrower, substantially in the forms of Exhibits A-1 and A-2 hereto, respectively, dated the effective date of such Banks' Commitment, and otherwise complying with paragraphs (a) and (b) above, respectively.

          2.09 OPTIONAL PREPAYMENTS. Subject to Sections 4.04 and 5.05 hereof, Syndicated Loans may be prepaid at any time or from time to time, PROVIDED that, the Company shall give the Agent notice of each such prepayment as provided in
Section 4.05 hereof (and, upon the date specified in any such notice of


                                CREDIT AGREEMENT
prepayment, the amount to be prepaid shall become due and payable hereunder). Money Market Loans may not be prepaid.

          2.10 INCREASE IN COMMITMENTS. The Company shall have the right at any time to increase the aggregate Commitments hereunder by an aggregate amount less than or equal to $125,000,000 by adding to this Agreement one or more other banks (which may include any Bank (with the consent of such Bank), each such bank an "ADDITIONAL BANK") with the approval of the Agent (which approval shall not be unreasonably withheld), each of which Additional Banks shall have entered into an agreement in form and substance satisfactory to the Company and the Agent pursuant to which such Additional Bank shall undertake a Commitment (if any such Additional Bank is a Bank, its Commitment shall be in addition to such Bank's Commitment hereunder) which such Commitment shall be in an amount at least equal to $10,000,000 or a larger multiple of $1,000,000, and upon the effectiveness of such agreement (the date of the effectiveness of any such agreement being hereinafter referred to as the "INCREASED COMMITMENT DATE") such Additional Bank shall thereupon become a "Bank" for all purposes of this Agreement.

Notwithstanding the foregoing, the increase in the aggregate Commitments hereunder pursuant to this Section 2.10 shall not be effective unless:

          (i) the Company shall have given the Agent notice of any such increase at least 3 Business Days prior to any such Increased Commitment Date;

         (ii) no Default shall have occurred and be continuing as of the date of the notice referred to in the foregoing clause (i) or on the Increased Commitment Date;

        (iii) no Loans shall be outstanding hereunder and no notice of borrowing shall have been given, in each case, on and as of any such Increased Commitment Date; and

         (iv)  there shall have been no reduction of the Commitments pursuant to
     Section 2.04(b) hereof on or prior to any such Increased Commitment Date.

          2.11  EXTENSION OF COMMITMENT TERMINATION DATE.

          (a) The Company may, by notice to the Agent (which shall promptly deliver a copy to each of the Banks) not less than 60 days and not more than 90 days prior to the Commitment Termination Date then in effect hereunder (the "EXISTING COMMITMENT TERMINATION DATE"), request that the Banks extend the Commitment Termination Date for an additional 364 days from the Consent Date (as defined below). Each Bank, acting in its sole


                                CREDIT AGREEMENT
discretion, shall, by notice to the Agent (which shall promptly notify the Company) given on the date (and, subject to the proviso below, only on the date) 30 days prior to the Existing Commitment Termination Date (PROVIDED, if such date is not a Business Day, then such notice shall be given on the next succeeding Business Day) (the "CONSENT DATE"), advise the Agent (which shall promptly notify the Company) whether or not such Bank agrees to such extension; PROVIDED that, if such Bank gives notice of its consent to such extension prior to the Consent Date, such Bank may revoke such notice by giving a subsequent notice to the Agent (which shall promptly notify the Company) at any time prior to the Consent Date; PROVIDED FURTHER that, each Bank that determines not to extend the Commitment Termination Date (a "NON-EXTENDING BANK") shall notify the Agent (which shall promptly notify the Company) of such fact promptly after such determination (but in any event no later than the Consent Date) and any Bank that does not advise the Agent on or before the Consent Date shall be deemed to be a Non-extending Bank. The election of any Bank to agree to such extension shall not obligate any other Bank to agree.

          (b) The Company shall have the right on or before the Existing Commitment Termination Date to replace each Non-extending Bank with one or more other banks (which may include any Bank, each prior to the Existing Commitment Termination Date an "ADDITIONAL COMMITMENT BANK") with the approval of the Agent (which approval shall not be unreasonably withheld), each of which Additional Commitment Banks shall have entered into an agreement in form and substance satisfactory to the Company and the Agent pursuant to which such Additional Commitment Bank shall, effective as of the Existing Commitment Termination Date, undertake a Commitment (if any such Additional Commitment Bank is a Bank, its Commitment shall be in addition to such Bank's Commitment hereunder on such date).

          (c) If (and only if) Banks holding Commitments that, together with the additional Commitments of the Additional Commitment Banks that will become effective on the Existing Commitment Termination Date, aggregate at least 75% of the aggregate amount of the Commitments (not including the additional Commitments of the Additional Commitment Banks) on the Consent Date shall have agreed to extend the Existing Commitment Termination Date, then, effective as of the Existing Commitment Termination Date, the Existing Commitment Termination Date shall be extended to the date falling 364 days after the Consent Date (PROVIDED, if such date is not a Business Day, then such Commitment Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Bank shall thereupon become a "Bank" for all purposes of this Agreement.


                                CREDIT AGREEMENT

Notwithstanding the foregoing, the extension of the Existing Commitment Termination Date shall not be effective with respect to any Bank unless:

          (i) no Default shall have occurred and be continuing on each of the date of the notice requesting such extension, the Consent Date and the Existing Commitment Termination Date;

         (ii)  each of the representations and warranties of the Company in
     Section 7 hereof shall be true and correct on and as of each of the date of the notice requesting such extension, the Consent Date and the Existing Commitment Termination Date with the same force and effect as if made on and as of each such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

        (iii) each Non-extending Bank shall have been paid in full by the Company all amounts owing to such Bank hereunder on or before the Existing Commitment Termination Date.

Even if the Existing Commitment Termination Date is extended as aforesaid, the Commitment of each Non-extending Bank shall terminate on the Existing Commitment Termination Date.

          Section 3.  PAYMENTS OF PRINCIPAL AND INTEREST.

          3.01 REPAYMENT OF LOANS. Each Borrower hereby promises to pay to the Agent for account of each Bank the principal of each Loan made by such Bank to such Borrower, and each Loan shall mature, on the last day of the Interest Period therefor.

          3.02 INTEREST. Each Borrower hereby promises to pay to the Agent for account of each Bank interest on the unpaid principal amount of each Loan made by such Bank to such Borrower for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a) if such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) PLUS the Applicable Margin;

          (b) if such Loan is a Eurodollar Loan, the Eurodollar Rate for such Loan for the Interest Period therefor PLUS the Applicable Margin;

          (c) if such Loan is a LIBOR Market Loan, the LIBO Rate for such Loan for the Interest Period therefor PLUS (or


                                CREDIT AGREEMENT

     MINUS) the LIBO Margin quoted by the Bank making such Loan in accordance with Section 2.03 hereof; and

          (d) if such Loan is a Set Rate Loan, the Set Rate for such Loan for the Interest Period therefor quoted by the Bank making such Loan in accordance with Section 2.03 hereof.

Notwithstanding the foregoing, each Borrower hereby promises to pay to the Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank to such Borrower and on any other amount payable by such Borrower hereunder or under the Notes of such Borrower held by such Bank to or for account of such Bank, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) on the last day of the Interest Period therefor and, if such Interest Period is longer than three months (in the case of a Eurodollar Loan or a LIBOR Market Loan), at three-month intervals following the first day of such Interest Period, and (ii) in the case of any Loan, upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Banks to which such interest is payable and to the relevant Borrower.

          Section 4.  PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

          4.01  PAYMENTS.

          (a) Except to the extent otherwise provided herein, all payments of principal, interest, facility fees, and other amounts to be made by either Borrower under this Agreement and the Notes, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day), PROVIDED that if a new Loan is to be made by any Bank to either Borrower on a date such Borrower is to repay any principal of an outstanding Loan of such Bank to such Borrower, such Bank shall apply the proceeds of such new Loan to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be


                                CREDIT AGREEMENT
 repaid shall be made available by such Bank to the Agent as provided in Section 2.02 hereof or paid by such Borrower to the Agent pursuant to this Section 4.01, as the case may be.

          (b) Any Bank for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the relevant Borrower with such Bank (with notice to the Company and the Agent).

          (c) Each Borrower shall, at the time of making each payment under this Agreement or any Note for account of any Bank, specify to the Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by such Borrower hereunder to which such payment is to be applied (and in the event that such Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payment to the Banks for application in such manner as it or the Majority Banks, subject to
Section 4.02 hereof, may determine to be appropriate).

          (d) Each payment received by the Agent under this Agreement or any Note for account of any Bank shall be paid by the Agent promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

          (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02 PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each borrowing of Syndicated Loans of a particular Type from the Banks under Section 2.01 hereof shall be made from the Banks, each payment of facility fee under Section 2.05 hereof shall be made for account of the Banks, and each termination or reduction of the amount of the Commitments under
Section 2.04 hereof shall be applied to the respective Commitments of the Banks, pro rata according to the amounts of their respective Commitments;
(b) Eurodollar Loans having the same Interest Period shall (other than as provided in Section 5.04 hereof) be allocated pro rata among the Banks according to the amounts of their respective Commitments; (c) each payment or prepayment of principal of Syndicated Loans by the relevant Borrower shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans held by them; and (d) each payment of interest on Syndicated Loans by the relevant Borrower shall be made for account of the Banks pro rata in accordance


                                CREDIT AGREEMENT
 with the
amounts of interest on such Loans then due and payable to the respective Banks.

          4.03 COMPUTATIONS. Interest on Money Market Loans and Eurodollar Loans, and facility fee, shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

          4.04 MINIMUM AMOUNTS. Each borrowing and partial prepayment of principal of Syndicated Loans shall be in an aggregate amount at least equal to $10,000,000 or a larger multiple of $1,000,000 (borrowings or prepayments of Syndicated Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings and prepayments for purposes of the foregoing, one for each Type or Interest Period), PROVIDED that the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $20,000,000 or a larger multiple of $5,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

          4.05 CERTAIN NOTICES. Except as otherwise provided in Section 2.03 hereof with respect to Money Market Loans, notices by the Company to the Agent of terminations or reductions of the Commitments and of borrowings and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 10:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing or prepayment or the first day of such Interest Period specified below:


                                CREDIT AGREEMENT

                                             Number of
                                             Business
          Notice                             Days Prior
          ------                             ----------

     Termination or reduction
     of Commitments                               3

     Borrowing or prepayment of
     Base Rate Loans                          same day

     Borrowing or prepayment of,
     or duration of Interest
     Period for, Eurodollar Loans                 3

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing or optional prepayment shall specify the Syndicated Loans to be borrowed or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed or prepaid and the date of borrowing or optional prepayment (which shall be a Business Day). The Agent shall promptly notify the Banks of the contents of each such notice.

          4.06 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have been notified by a Bank or either Borrower (the "PAYOR") prior to the date on which the Payor is to make payment to the Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank hereunder or (in the case of either Borrower) a payment to the Agent for account of one or more of the Banks hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "ADVANCE DATE") such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, PROVIDED that if neither the recipient(s) nor the Payor shall return the Required Payment to the Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:


                                CREDIT AGREEMENT

          (i) if the Required Payment shall represent a payment to be made by such Borrower to the Banks, such Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of such Borrower under Section 3.02 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Agent shall not limit such obligation of such Borrower under said Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment, and

         (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Banks to either Borrower, the Payor and such Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to Section 3.02 hereof, it being understood that the return by such Borrower of the Required Payment to the Agent shall not limit any claim such Borrower may have against the Payor in respect of such Required Payment.

          4.07  SHARING OF PAYMENTS, ETC.

          (a) Each Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans or any other amount payable to such Bank hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness is then due to such Borrower), in which case it shall promptly notify such Borrower and the Agent thereof, PROVIDED that such Bank's failure to give such notice shall not affect the validity thereof.

          (b) If any Bank shall obtain from either Borrower payment of any principal of or interest on any Loan of any Class owing to it or payment of any other amount under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Agent as provided herein), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on the Loans of such Class or such other amounts then due hereunder by such Borrower to such Bank than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified


                                CREDIT AGREEMENT
by such Bank, direct interests in) the Loans of such Class or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class or such other amounts, respectively, owing to each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) Each Borrower agrees that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation.

          (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of either Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

          Section 5.  YIELD PROTECTION, ETC.

          5.01  ADDITIONAL COSTS.

          (a) Each Borrower shall pay (but without duplication) directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate such Bank for any costs that such Bank determines are attributable to its making or maintaining of any Fixed Rate Loans to such Borrower or its obligation to make any Fixed Rate Loans to such Borrower hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change that:

          (i) shall subject any Bank (or its Applicable Lending Office for any of such Loans) to any tax, duty or other


                                CREDIT AGREEMENT
     charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Bank or of such Applicable Lending Office by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

         (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate or LIBO Rate, as the case may be, for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including, without limitation, any of such Loans or any deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof), or any commitment of such Bank (including, without limitation, the Commitment of such Bank hereunder); or

        (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitment.

If any Bank requests compensation from either Borrower under this
Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Agent), suspend the obligation of such Bank thereafter to make Eurodollar Loans until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), PROVIDED that such suspension shall not affect the right of such Bank to receive the compensation so requested.

          (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank that includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Agent), the obligation of such Bank to make Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

          (c)  Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the


                                CREDIT AGREEMENT

Company shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs that it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority
(i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of its Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office or such bank holding company) to a level below that which such Bank (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).

          (d) Each Bank shall notify the Company of any event occurring after the date hereof entitling such Bank to compensation under paragraph (a) or (c) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Bank obtains actual knowledge thereof; PROVIDED that (i) if any Bank fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Bank does give such notice and
(ii) each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Bank will furnish to the Company a certificate setting forth the basis and amount of each request by such Bank for compensation under paragraph (a) or (c) of this Section 5.01. Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this
Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it


                                CREDIT AGREEMENT
in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive, PROVIDED that such determinations and allocations are made on a reasonable basis.

          5.02 LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Fixed Base Rate for any Interest Period pursuant to clause (b) of the definition of "Fixed Base Rate" in Section 1.01 hereof:

          (a) the Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in clause (b) of the definition of "Fixed Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for either Type of Fixed Rate Loans as provided herein; or

          (b) the Majority Banks determine (or any Bank that has outstanding a Money Market Quote with respect to a LIBOR Market Loan determines), which determination shall be conclusive, and notify (or notifies, as the case may be) the Agent that the relevant rates of interest referred to in clause (b) of the definition of "Fixed Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans (or LIBOR Market Loans, as the case may be) for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks (or to such quoting
     Bank) of making or maintaining Eurodollar Loans (or such LIBOR Market Loan, as the case may be) for such Interest Period;

then the Agent shall give the Company and each Bank prompt notice thereof and, so long as such condition remains in effect, the Banks (or such quoting Bank) shall be under no obligation to make additional Eurodollar Loans (or such LIBOR Market Loan, as the case may be).

          5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans or LIBOR Market Loans hereunder (and, in the sole opinion of such Bank, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Bank), then such Bank shall promptly notify the Company thereof (with a copy to the Agent) and such Bank's obligation to make Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (in which case the provisions of



                                CREDIT AGREEMENT

Section 5.04 hereof shall be applicable), and such Bank shall no longer be obligated to make any LIBOR Market Loan that it has offered to make.

          5.04 TREATMENT OF AFFECTED LOANS. If the obligation of any Bank to make a particular Type of Fixed Rate Loans shall be suspended pursuant to
Section 5.01 or 5.03 hereof, then, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such suspension no longer exist, all Loans that would otherwise be made by such Bank as Eurodollar Loans shall be made instead as Base Rate Loans.

          5.05 COMPENSATION. Each Borrower shall pay to the Agent for account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense that such Bank reasonably determines is attributable to:

          (a) any payment, mandatory or optional prepayment of a Fixed Rate Loan or a Set Rate Loan made by such Bank to such Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by such Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in
     Section 6 hereof to be satisfied) to borrow a Fixed Rate Loan or a Set Rate Loan (with respect to which, in the case of a Money Market Loan, such Borrower has accepted a Money Market Quote) from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 or 2.03(b) hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid or not borrowed for the period from the date of such payment, prepayment or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid in the London interbank market (if such Loan is a Eurodollar Loan or a LIBOR Market
Loan) or the


                                CREDIT AGREEMENT

United States secondary certificate of deposit market (if such Loan is a Set Rate Loan) for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank), or if such Bank shall cease to make such bids, the equivalent rate, as reasonably determined by such Bank, derived from the Reuters Screen LIBO Page or other publicly available source as described in the definition of "Fixed Base Rate" in Section 1.01 hereof).

          5.06  U.S. TAXES.

          (a) Each Borrower agrees to pay to each Bank that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder, after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, PROVIDED that the foregoing obligation to pay such additional amounts shall not apply:

          (i) to any payment to any Bank hereunder unless such Bank is, on the date hereof (or on the date it becomes a Bank hereunder as provided in Section 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Bank, either entitled to submit a Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Bank hereunder in respect of the Loans), or

         (ii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this Section 5.06(a), (A) "U.S. PERSON" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to United States Federal income taxation regardless of the source of its income, (B) "U.S. TAXES" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof


                                CREDIT AGREEMENT
or therein, (C) "FORM 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America and (D) "FORM 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates). Each of the Forms referred to in the foregoing clauses (C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

          (b) Within 30 days after paying any amount to the Agent or any Bank from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company (on its own behalf and on behalf of Motorola Credit) shall deliver to the Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

          5.07 REPLACEMENT OF BANKS. If any Bank requests compensation pursuant to Section 5.01 or 5.06 hereof, or any Bank's obligation to make Loans of any Type shall be suspended pursuant to Section 5.01 or 5.03 hereof (any such Bank requesting such compensation, or whose obligations are so suspended, being herein called a "REQUESTING BANK"), the Company, upon three Business Days' notice to the Agent given when no Default shall have occurred and be continuing, may require that such Requesting Bank transfer all of its right, title and interest under this Agreement and such Requesting Bank's Notes to any bank or other financial institution identified by the Company that is satisfactory to the Agent (a) if such bank or other financial institution (a "PROPOSED BANK") agrees to assume all of the obligations of such Requesting Bank hereunder, and to purchase all of such Requesting Bank's Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Requesting Bank's Loans, together with interest thereon to the date of such purchase, and satisfactory arrangements are made for payment to such Requesting Bank of all other amounts payable hereunder to such Requesting Bank on or prior to the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section 5.05 hereof as if all of such Requesting Bank's Loans were being prepaid in full on such date) and (b) if such Requesting Bank has requested compensation pursuant to Section 5.01 or 5.06 hereof, such Proposed Bank's aggregate requested compensation, if any, pursuant to said


                                CREDIT AGREEMENT

Section 5.01 or 5.06 with respect to such Requesting Bank's Loans is lower than that of the Requesting Bank. Subject to the provisions of Section 11.06(b) hereof, such Proposed Bank shall be a "Bank" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Borrowers hereunder the agreements of the Borrowers contained in Sections 5.01, 5.06 and 11.03 (without duplication of any payments made to such Requesting Bank by the Company or the Proposed Bank) shall survive for the benefit of such Requesting Bank under this Section 5.07 with respect to the time prior to such replacement.

          Section 6.  CONDITIONS PRECEDENT.

          6.01 INITIAL LOAN. The obligation of any Bank to make its initial Loan hereunder is subject to the condition precedent that the Agent shall have received the following documents (with, in the case of clauses (a), (b) and (c) below, sufficient copies for each Bank), each of which shall be satisfactory to the Agent (and to the extent specified below, to each Bank) in form and substance:

          (a) CORPORATE DOCUMENTS. Certified copies of the charter and by-laws of each Borrower and of all corporate authority for such Borrower (including, without limitation, board of director resolutions and evidence of the incumbency and specimen signature of officers) with respect to the execution, delivery and performance of this Agreement and the Notes and each other document to be delivered by such Borrower from time to time in connection herewith and with the Loans hereunder (and each of the Agent and each Bank may conclusively rely on such certificate of incumbency until it receives notice in writing from such Borrower to the contrary).

          (b) OPINIONS OF COUNSEL TO THE BORROWERS. An opinion, dated the date hereof, of James K. Markey, Senior Corporate Counsel, substantially in the form of Exhibit B hereto and covering such other matters as the Agent or any Bank may reasonably request (and each Borrower hereby instructs such counsel to deliver such opinion to the Banks and the Agent).

          (c) OPINION OF SPECIAL NEW YORK COUNSEL TO CHASE. An opinion, dated the date hereof, of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, substantially in the form of Exhibit C hereto (and Chase hereby instructs such counsel to deliver such opinion to the Banks).

          (d) NOTES. The Notes, duly completed and executed by each Borrower for each Bank.


                                CREDIT AGREEMENT

          (e) OTHER DOCUMENTS. Such other documents as the Agent or any Bank or special New York counsel to Chase may reasonably request.

          6.02 INITIAL AND SUBSEQUENT LOANS. The obligation of any Bank to make any Loan (including any Money Market Loan and such Bank's initial Syndicated Loan) to either Borrower upon the occasion of each borrowing hereunder is subject to the further conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

          (a) no Event of Default (and, if such borrowing will increase the outstanding aggregate principal amount of the Loans of any Bank hereunder, no Default) shall have occurred and be continuing; and

          (b)  the representations and warranties made by the Company in
     Section 7 hereof (other than (i) the last sentence of paragraphs (a) and (b) of Section 7.02 hereof and (ii) Section 7.03 hereof) shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Each notice of borrowing by either Borrower hereunder shall constitute a certification by such Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and as of the date of such borrowing).

          Section 7. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Banks that:

          7.01 CORPORATE EXISTENCE. Each of the Company and its Material Domestic Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted with, in the case of the Company's Material Domestic Subsidiaries (other than Motorola Credit) only, such exceptions as are not reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be likely to


                                CREDIT AGREEMENT

(either individually or in the aggregate) have a Material Adverse Effect.

          7.02  FINANCIAL CONDITION.

          (a) The Company has heretofore furnished to each of the Banks the consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 1993 and the related statements of consolidated earnings, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of KPMG Peat Marwick, and the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of the second fiscal quarter of the Company's 1994 fiscal year and the related statements of consolidated earnings, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for the six-month period ended on such date. All such financial statements present fairly, in all material respects, the financial condition of the Company and its consolidated Subsidiaries as at said dates and the results of their operations for the fiscal year and six-month period ended on said dates (subject, in the case of such financial statements as at the end of such fiscal quarter to normal year-end audit adjustments), all in conformity with generally accepted accounting principles. Since December 31, 1993, there has been no material adverse change in the consolidated business, operations or financial condition taken as a whole of the Company and its consolidated Subsidiaries from that set forth in said financial statements as at said date.

          (b) Motorola Credit has heretofore furnished to each of the Banks the balance sheet of Motorola Credit as at December 31, 1993 and the related statements of earnings and retained earnings and cash flows of Motorola Credit for the fiscal year ended on such date, with an opinion thereon of KPMG Peat Marwick. All such financial statements present fairly, in all material respects, the financial condition of Motorola Credit and the results of its operations and its cash flows for the fiscal year ended on said date in conformity with generally accepted accounting principles. Since December 31, 1993, there has been no material adverse change in the business, operations or financial condition of Motorola Credit from that set forth in said financial statements as at said date.

          7.03 LITIGATION. Except as disclosed in the Company's Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 1993 or in the Company's Reports on Form 10-Q filed with the SEC for the first and second fiscal quarters of the Company's 1994 fiscal year, each of which have been delivered to the Banks prior to the date hereof, there are no legal or arbitral proceedings, or any proceedings by or before any


                                CREDIT AGREEMENT
governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries that, if adversely determined (either individually or in the aggregate) could reasonably be likely to have a Material Adverse Effect.

          7.04 NO BREACH. None of the execution and delivery of this Agreement and the Notes, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of either Borrower, or any applicable law or regulation, or any agreement or instrument to which the Company or any of its Material Domestic Subsidiaries is a party, or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument.

          7.05 ACTION. Each Borrower has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and the Notes; the execution, delivery and performance by such Borrower of this Agreement and the Notes made by it have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by each Borrower and constitutes, and each of the Notes made by it when executed and delivered for value will constitute, its legal, valid and binding obligation, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights.

          7.06 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by either Borrower of this Agreement or the Notes made by it or for the legality, validity or enforceability hereof or thereof.

          7.07 USE OF CREDIT. No part of the proceeds of the Loans hereunder will be used to buy or carry any Margin Stock.

          7.08 ERISA. Each of the Company and the ERISA Affiliates has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan, and has no existing liability (other than to make PBGC premium payments and Plan funding payments as they fall due) to the PBGC or any Plan or Multi-Employer Plan.


                                CREDIT AGREEMENT

          7.09 TAXES. The Company and its Domestic Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Domestic Subsidiaries, except for any such tax being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.
The charges, accruals and reserves on the books of the Company and its Domestic Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate.

          7.10 INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          7.11 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.12 ENVIRONMENTAL MATTERS. Each of the Company and its Material Domestic Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect.

          7.13 SUBSIDIARIES, ETC. Set forth in Schedule I hereto is a complete and correct list of all of the Material Domestic Subsidiaries of the Company as of the date hereof together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule I hereto, each of the Company and its Material Domestic Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule I hereto. None of the Material Domestic Subsidiaries of the Company is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the


                                CREDIT AGREEMENT
making of loans, advances or investments or the sale, assignment, transfer or other disposition of Property.

          7.14 OPERATING AGREEMENT. The Borrowers have heretofore furnished to each of the Banks a true and complete copy of the Operating Agreement as in effect on the date hereof. None of the execution and delivery of the Operating Agreement, the consummation of the transactions therein contemplated or compliance with the terms and provisions thereof conflict with or result in a breach of, or require any consent under, the charter or by-laws of either Borrower, or any applicable law or regulation, or any agreement or instrument to which the Company or any of its Material Domestic Subsidiaries is a party, or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument; each Borrower has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under the Operating Agreement; the execution, delivery and performance by each Borrower of the Operating Agreement have been duly authorized by all necessary corporate action on its part; and the Operating Agreement has been duly and validly executed and delivered by each Borrower and constitutes its legal, valid and binding obligations, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights; and no authorization, approvals or consents, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by either Borrower of the Operating Agreement or for the legality, validity or enforceability thereof.

          Section 8. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Banks and the Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by either Borrower hereunder:

          8.01 FINANCIAL STATEMENTS, ETC. The Company shall deliver to each of the Banks:

          (a) as soon as available and in any event within 60 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company, statements of consolidated earnings, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of


                                CREDIT AGREEMENT
     such period, setting forth in each case in comparative form the corresponding figures for the corresponding periods in the preceding fiscal year (except that, in the case of such balance sheet, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said financial statements present fairly, in all material respects, the financial condition and results of operations of the Company and its consolidated Subsidiaries in each case in conformity with generally accepted accounting principles as at the end of, and for, such period (subject to normal year-end audit adjustments) (it being understood that delivery to the Banks of the Company's Report on Form 10-Q filed with the SEC shall satisfy the requirements of this Section 8.01(a) so long as the information required to be contained in such Report is substantially the same as that required under this clause (a));

          (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, statements of consolidated earnings, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for such fiscal year and the related consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon of KPMG Peat Marwick, which opinion shall state that said financial statements present fairly, in all material respects, the financial condition and results of operations of the Company and its consolidated Subsidiaries as at the end of, and for, such fiscal year in conformity with generally accepted accounting principles (it being understood that delivery to the Banks of the Company's Report on Form 10-K filed with the SEC shall satisfy the requirements of this Section 8.01(b) so long as the information required to be contained in such Report is substantially the same as that required under this clause (b));

          (c) as soon as available and in any event within 120 days after the end of each fiscal year of Motorola Credit, statements of earnings and retained earnings and cash flows of Motorola Credit for such fiscal year and the related balance sheet of Motorola Credit as at the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon of KPMG Peat Marwick, which opinion shall state that said financial statements present fairly, in all material respects, the


                                CREDIT AGREEMENT
     financial condition of Motorola Credit and the results of its operations and its cash flows for the fiscal year ended on said date in conformity with generally accepted accounting principles.

          (d) as soon as available and in any event within 60 days after the end of each of the first three quarterly fiscal periods of each fiscal year of Motorola Credit, statements of earnings and retained earnings and cash flows of Motorola Credit for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related balance sheet of Motorola Credit as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding periods in the preceding fiscal year (except that, in the case of such balance sheet, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a senior financial officer of Motorola Credit, which certificate shall state that said financial statements present fairly, in all material respects, the financial condition of Motorola Credit and the results of its operations and its cash flows, in each case in conformity with generally accepted accounting principles as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (e) promptly upon their becoming available, copies of all registration statements and regular periodic reports on Forms 10-K, 10-Q and 8-K that the Company shall have filed with the SEC (to the extent not already delivered to the Banks pursuant to clauses (a) and (b) above);

          (f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default (and stating that such notice is a "Notice of Default") describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto; and

          (h) from time to time such other information regarding the condition, financial or otherwise, of the Company or any of its Subsidiaries as any Bank (through the Agent) or the Agent may reasonably request.


                                CREDIT AGREEMENT

The Company will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto).

          8.02 EXISTENCE, ETC. The Company will, and will cause each of its Material Domestic Subsidiaries to:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (PROVIDED that nothing in this Section 8.02 shall prohibit any transaction expressly permitted under
     Section 8.04 hereof);

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements is reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

          (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which, in the opinion of the Company, adequate reserves are being maintained;

          (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted, PROVIDED that, nothing in this Section 8.02(d) shall prevent the Company or any of its Material Domestic Subsidiaries from discontinuing such maintenance if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and the business of any of its Material Domestic Subsidiaries and not disadvantageous in any material respect to the Banks; and

          (e) subject to U.S. Government restrictions, permit representatives of any Bank or the Agent, during normal business hours and upon reasonable notice, to examine or inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Agent (as the case may be) so long as any such examination or inspection shall not


                                CREDIT AGREEMENT
     unreasonably interfere with the operations of the Company and its Material Domestic Subsidiaries.

          8.03 INSURANCE. The Company will, and will cause each of its Material Domestic Subsidiaries to, maintain insurance with financially sound and reputable insurance companies (or through self-insurance programs so long as such self-insurance is administered in accordance with sound business practices), and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.

          8.04 PROHIBITION OF FUNDAMENTAL CHANGES. (a) Neither Borrower shall consolidate with or merge into any other Person or convey, transfer or lease its Property substantially as an entirety to any Person, and neither Borrower shall permit any Person to consolidate with or merge into such Borrower or convey, transfer or lease its Property substantially as an entirety to such Borrower, unless:

          (i) in case such Borrower shall consolidate with or merge into another Person or convey, transfer or lease its Property substantially as an entirety to any Person, the Person formed by such consolidation or into which such Borrower is merged or the Person which acquires by conveyance or transfer, or which leases, the Property of such Borrower substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an instrument in writing, executed and delivered to the Agent in form satisfactory to the Majority Banks, the due and punctual payment of the principal of, and interest on the Notes made by such Borrower, and all other amounts payable by such Borrower to the Banks hereunder and the performance or observance of every covenant of this Agreement on the part of such Borrower to be performed or observed;

         (ii) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of such Borrower or any Subsidiary of such Borrower or any other successor Person as a result of such transaction as having been incurred by such Borrower or such Subsidiary or such successor Person at the time of such transaction, no Default shall have happened and be continuing;


                                CREDIT AGREEMENT

        (iii) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, Property of such Borrower would become subject to a Lien which would not be permitted by this Agreement, such Borrower or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the payment of principal of, and interest on the Loans and the Notes of such Borrower, and all other amounts payable by such Borrower to the Banks hereunder equally and ratably with (or prior to) all Debt secured thereby; and

         (iv) such Borrower has delivered to the Agent a certificate of a senior officer of such Borrower and a written opinion of counsel (who may be counsel to the Company and who shall be acceptable to the Majority Banks), each stating that such consolidation, merger, conveyance, transfer or lease and all conditions precedent herein provided for relating to such transaction have been complied with.

          (b) Upon any consolidation of either Borrower with, or merger of either Borrower into any other Person or any conveyance, transfer or lease of the Property of either Borrower substantially as an entirety in accordance with clause (i) above, the successor Person formed by such consolidation or into which such Borrower is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Borrower under this Agreement with the same effect as if such successor Person had been named as such Borrower herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Agreement and the Notes made by it.

          8.05 LIMITATION ON LIENS. The Company will not itself, and will not permit any Domestic Subsidiary to, incur, issue, assume, or guarantee any Debt secured by any Lien on any Principal Property of the Company or any Domestic Subsidiary, or any shares of stock of or Debt of any Domestic Subsidiary without effectively providing that all amounts payable by the Borrowers to the Banks hereunder (together with, if the Company shall so determine, any other Debt of the Company or such Domestic Subsidiary then existing or thereafter created which is not subordinate to the payment of principal of, and interest on the Loans and the Notes), and all other amounts payable by the Borrowers to the Banks hereunder shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless after giving effect thereto, the aggregate amount of all such secured Debt plus all Attributable Debt of the Company and its Domestic Subsidiaries in respect of Sale and Leaseback Transactions (as defined in


                                CREDIT AGREEMENT

Section 8.06 hereof) would not exceed 5% of the Consolidated Net Tangible Assets; PROVIDED, HOWEVER, that this Section shall not apply to, and there shall be excluded from secured Debt in any computation under this Section, Debt secured by:

          (a) Liens on Property (including any shares of stock or Debt) of, any corporation on which Liens are existing at the time such corporation becomes a Domestic Subsidiary or at the time it is merged into or consolidated with the Company or any Domestic Subsidiary;

          (b)  Liens in favor of the Company or any Domestic Subsidiary;

          (c) Liens in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

          (d) Liens on Property (including shares of stock or Debt) existing at the time of acquisition thereof (including acquisition through merger or consolidation);

          (e) Liens on Property (including shares of stock or Debt) to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Debt incurred prior to, at the time of, or within 180 days after, the acquisition of such Property, the completion of any construction or the commencement of full operation, for the purpose of financing all or any part of the purchase price or construction cost thereof; and

          (f) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (a) to (e), inclusive; PROVIDED, that such extension, renewal or replacement Lien shall be limited to all or a part of the same Property secured the Lien extended, renewed or replaced (plus improvements on such Property).

          8.06 LIMITATION ON SALES AND LEASEBACKS. The Company will not itself, and it will not permit any Domestic Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Domestic Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or a Domestic Subsidiary for a period, including renewals, in excess of three years of any Principal Property which has been or is to be sold or transferred, more than 180 days after the completion of construction and commencement of full operation thereof, by the Company or such Domestic Subsidiary to such lender or investor or


                                CREDIT AGREEMENT
to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a "SALE AND LEASEBACK TRANSACTION") unless either:

          (a) the Company or such Domestic Subsidiary could create Debt secured by a Lien pursuant to Section 8.05 on the Principal Property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the payment of the principal of, and interest on the Loans and the Notes, and all other amounts payable by the Borrowers to the Banks hereunder, or

          (b) the Company within 120 days after the sale or transfer shall have been made by the Company or by a Domestic Subsidiary, applies an amount not less than the greater of (i) the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so leased at the time of entering into such arrangement (as determined by any two of the following: the Chairman of the Board of the Company, its Vice Chairman of the Board, its President, any elected Vice President of the Company and its Treasurer) to the retirement of Funded Debt of the Company; PROVIDED, that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by the principal amount of Funded Debt voluntarily retired by the Company within 120 days after such sale. Notwithstanding the foregoing, no retirement referred to in this clause (b) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

          8.07 NET WORTH. The Company will not permit its Net Worth at any time to be less than 75% of Net Worth as at the last day of the second fiscal quarter of the Company's 1994 fiscal year.

          8.08 USE OF PROCEEDS. The Borrowers will use the proceeds of the Loans hereunder for general corporate purposes (in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations U and X and the Securities Act of 1933 and the Securities Act of 1934 and the regulations thereunder); PROVIDED that neither the Agent nor any Bank shall have any responsibility as to the use of any of such proceeds.

          8.09  SPECIAL OBLIGATIONS RELATING TO MOTOROLA CREDIT.

          (a) The Company agrees for the benefit of the Banks that it shall make all payments to Motorola Credit in the manner


                                CREDIT AGREEMENT
and to the extent provided in Section 3.01 of the Operating Agreement.

          (b) Neither Borrower shall consent to any modification, supplement or waiver of Sections 3.01 or 4.01 of the Operating Agreement (or to any defined terms used in said sections) or to the termination thereof.

          Section 9. EVENTS OF DEFAULT. If one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:

          (a) Either Borrower shall: (i) default in the payment of any principal of any Loan when due (whether at stated maturity or at mandatory or optional prepayment); or (ii) default in the payment of any interest on any Loan or any facility fee payable under Section 2.05 hereof and such default shall continue unremedied for three or more Business Days or (iii) default in the payment of any other amount payable by it hereunder when due and such default shall have continued unremedied for fifteen or more days; or

          (b) The Company or any of its Domestic Subsidiaries shall default in the payment when due (after the expiration of applicable grace periods) of any principal of or interest on any of its other Indebtedness aggregating in amount at least equal to 3% of the Net Worth as at the last day of the most recently completed fiscal quarter of the Company; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof; or

          (c) Any representation, warranty or certification made or deemed made herein (or in any modification or supplement hereto) by either Borrower, or any certificate furnished to any Bank or the Agent pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d) Either Borrower shall default in the performance of its obligations under Sections 8.01(g) and 8.04 through 8.09 hereof (inclusive); or either Borrower shall default in


                                CREDIT AGREEMENT
     the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of thirty or more days after notice thereof to the Company by the Agent or any Bank (through the Agent); or

          (e) The Company or any of its Domestic Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) The Company or any of its Domestic Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Domestic Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its Property or (iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

          (h) A final judgment or judgments for the payment of money in excess of 3% of Net Worth as at the last day of the most recently completed fiscal quarter of the Company (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction


                                CREDIT AGREEMENT
     against the Company or any of its Domestic Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company or the relevant Domestic Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) An event or condition shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such then existing events or conditions, the Company or any ERISA Affiliate shall incur or, in the reasonable good faith opinion of the Majority Banks, shall be reasonably likely to incur a liability (excluding PBGC premium payments and plan funding payments resulting from changes in legal requirements and increases in benefits) to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) in an amount at least equal to 3% of the Net Worth as at the last day of the most recently completed fiscal quarter of the Company; or

          (j) Motorola Credit shall cease to be a Wholly Owned Subsidiary of the Company; or

          (k) the Operating Agreement shall cease to be in full force and effect for any reason;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9 with respect to either Borrower (A) the Agent may (with the consent of the Majority Banks) and, upon request of the Majority Banks, will, by notice to the Company, terminate the Commitments and they shall thereupon terminate, and (B) the Agent may (with the consent of Banks holding more than 50% of the aggregate unpaid principal amount of the Loans) and, upon request of Banks holding more than 50% of the aggregate unpaid principal amount of the Loans shall, by notice to the Company declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrowers hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Borrower; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 9 with respect to either Borrower, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued


                                CREDIT AGREEMENT
interest on, the Loans and all other amounts payable by the Borrowers hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

          Section 10.  THE AGENT.

          10.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Bank hereby appoints and authorizes the Agent to act as its agent hereunder with such powers as are specifically delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.05 and the first sentence of
Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

          (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Bank;

          (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by either Borrower to perform any of its obligations hereunder or thereunder;

          (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and

          (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent, together with the consent of the Company to such assignment or transfer (to the extent provided in Section 11.06(b) hereof).


                                CREDIT AGREEMENT

          10.02 RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

          10.03 DEFAULTS. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Agent has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall (subject to Sections 10.01 and 10.07 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, PROVIDED that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks or all of the Banks.

          10.04 RIGHTS AS A BANK. With respect to its Commitment and the Loans made by it, Chase (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Chase (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Company (and any of its Subsidiaries or affiliates) as if it were not acting as the Agent, and Chase (and any other successor acting as Agent) and its affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

          10.05 INDEMNIFICATION. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 11.03


                                CREDIT AGREEMENT
hereof, but without limiting the obligations of the Company under said
Section 11.03) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Bank) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 11.03 hereof but excluding (i) unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder and (ii) the costs and expenses of the Agent in connection with the negotiation and preparation of this Agreement) or the enforcement of any of the terms hereof or of any such other documents, PROVIDED that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          10.06 NON-RELIANCE ON AGENT AND OTHER BANKS. Each Bank agrees that it has, independently and without reliance on the Agent, or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any other document referred to or provided for herein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition, operations, business, Properties, liabilities or prospects of the Company or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Agent or any of its affiliates.

          10.07 FAILURE TO ACT. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under
Section 10.05 hereof against any and all liability and expense that may be


                                CREDIT AGREEMENT
incurred by it by reason of taking or continuing to take any such action.

          10.08 RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Company, and the Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, that shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

          10.09 CO-AGENTS. The Co-Agents shall not have any obligations or responsibilities hereunder except in their capacities as Banks hereunder or, in the case of the Agent, in its capacity as Agent.

          Section 11.  MISCELLANEOUS.

          11.01 WAIVER. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          11.02 NOTICES. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy), or, with respect to notices given pursuant to Section 2.03 hereof, by telephone, confirmed in writing by telecopier by the close of business on


                                CREDIT AGREEMENT
the day the notice is given, delivered (or telephoned, as the case may be) to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          11.03 EXPENSES, ETC. The Company agrees to pay or reimburse each of the Banks and the Agent for: (a) all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase) in connection with the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the Notes (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Banks and the Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and
(z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 11.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the Notes or any other document referred to herein.

          The Company hereby agrees to indemnify the Agent and each Bank and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Agent to any Bank, whether or not the Agent or any Bank is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Loans hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the Loans hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims,


                                CREDIT AGREEMENT
damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

          11.04 AMENDMENTS, ETC. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company, Motorola Credit and the Majority Banks, or by the Company, Motorola Credit and the Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Agent acting with the consent of the Majority Banks; PROVIDED that, (a) except as otherwise provided in Sections 2.10 and 2.11 hereof, no modification, supplement or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the
Banks: (i) increase, or extend the term of the Commitments, or extend the time or waive any requirement for the reduction or termination of the Commitments,
(ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of either Borrower to prepay Loans, (vi) alter the terms of this Section 11.04, (vii) modify the definition of the term "Majority Banks" or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (viii) waive any of the conditions precedent set forth in Section 6.01 hereof; and (b) any modification or supplement of Section 10 hereof shall require the consent of the Agent.

          11.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11.06  ASSIGNMENTS AND PARTICIPATIONS.

          (a) Neither Borrower may assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Banks and the Agent.

          (b) Each Bank may assign any of its Loans, its Notes, and its Commitment (but only with the consent of the Company and the Agent, each of which consents shall not be unreasonably withheld); PROVIDED that

          (i) no such consent by the Company or the Agent shall be required in the case of any assignment to another Bank;

         (ii) except to the extent the Company and the Agent shall otherwise consent, any such partial assignment (other


                                CREDIT AGREEMENT
     than to another Bank) shall be in an amount at least equal to $10,000,000;

        (iii) each such assignment by a Bank of its Syndicated Loans, Syndicated Notes or Commitment shall be made in such manner so that the same portion of its Syndicated Loans, Syndicated Notes and Commitment is assigned to the respective assignee; and

         (iv) upon each such assignment, the assignor and assignee shall deliver to the Company and the Agent a Notice of Assignment in the form of Exhibit G hereto.

Upon execution and delivery by the assignor and the assignee to the Company and the Agent of such Notice of Assignment, and upon consent thereto by the Company and the Agent to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Company and the Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment and Loans (or portions thereof) assigned to it and specified in such Notice of Assignment (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned. Upon each such assignment the assigning Bank shall pay the Agent an assignment fee of $3,000.

          (c) A Bank may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans held by it, or in its Commitment, in which event each purchaser of a participation (a "PARTICIPANT") shall not, except as otherwise provided in Section 4.07(c) hereof, have any rights or benefits under this Agreement or any Note (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by the Company to any Bank under Section 5 hereof in respect of Loans held by it, and its Commitment, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans and Commitment, and as if such Bank were funding each of such Loans and Commitment in the same way that it is funding the portion of such Loans and Commitment in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Bank's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant,


                                CREDIT AGREEMENT

(iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (v) alter the rights or obligations of either Borrower to prepay the related Loans or (vi) consent to any modification, supplement or waiver hereof to the extent that the same, under Section 11.04 hereof, requires the consent of each Bank.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.06, any Bank may (without notice to the Company, the Agent or any other Bank and without payment of any fee) (i) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans and its Notes to an affiliate. No such assignment shall release the assigning Bank from its obligations hereunder.

          (e) A Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.12(b) hereof.

          (f) Anything in this Section 11.06 to the contrary notwithstanding, no Bank may assign or participate any interest in any Loan held by it hereunder to the Company or any of its affiliates or Subsidiaries without the prior consent of each Bank.

          11.07 SURVIVAL. The obligations of the Borrowers under Sections 5.01, 5.05, 5.06 and 11.03 hereof, and the obligations of the Banks under
Section 10.05 hereof, shall survive the repayment of the Loans and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or the Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

          11.08 CAPTIONS. The table of contents and captions and section headings appearing herein are included solely for


                                CREDIT AGREEMENT
convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          11.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          11.10 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          11.11 WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          11.12  TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

          (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Bank or by one or more subsidiaries or affiliates of such Bank and the Company hereby authorizes each Bank to share any information delivered to such Bank by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans and the termination of the Commitments.

          (b) Each of the Banks and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures


                                CREDIT AGREEMENT
for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement that is identified by the Company as being confidential at the time the same is delivered to the Banks or the Agent, PROVIDED that nothing herein shall limit the disclosure of any such information
(i) to the extent required by statute, rule, regulation or judicial process,
(ii) to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Bank (or to Chase Securities, Inc.), (v) in connection with any litigation to which any one or more of the Banks or the Agent is a party, (vi) to a subsidiary or affiliate of such Bank as provided in paragraph (a) above or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement substantially in the form of Exhibit F hereto. The obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit F hereto shall be superseded by this Section 11.12 upon the date upon which such assignee becomes a Bank hereunder pursuant to Section 11.06 hereof.

          11.13 TERMINATION OF EXISTING LINES OF CREDIT. On the date of the execution and delivery of this Agreement, the commitment of each Bank under its existing line of credit in favor of the Borrowers, if any, (other than cash management and other service product lines of credit) shall automatically terminate and all fees payable to such Bank in connection with such existing line of credit accrued to such date shall be immediately due and payable.


                                CREDIT AGREEMENT

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              MOTOROLA, INC.


                              By
                                -------------------------
                                Title:

                              Address for Notices:

                              Motorola, Inc.
                              Corporate Offices
                              1303 East Algonquin Road
                              Schaumburg, Illinois  60196

                              Attention:  Ann Redpath O'Neal

                              Telecopier No.:  708-576-4768

                              Telephone No.:  708-576-5069

                              MOTOROLA CREDIT CORPORATION


                              By
                                -------------------------
                                Title:

                              Address for Notices:

                              Motorola Credit Corporation
                              Corporate Offices
                              1303 East Algonquin Road
                              Schaumburg, Illinois  60196

                              Attention:  Ann Redpath O'Neal

                              Telecopier No.:  708-576-4768

                              Telephone No.:  708-576-5069


                                CREDIT AGREEMENT

                              BANKS

     COMMITMENT               THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION)
   $55,000,000.00

                              By
                                -------------------------
                                Title:

                              Lending Office for all Loans:

                              The Chase Manhattan Bank
                                (National Association)
                              1 Chase Manhattan Plaza
                              New York, New York  10081

                              Address for Notices:

                              The Chase Manhattan Bank
                                (National Association)
                              1 Chase Manhattan Plaza
                              New York, New York  10081

                              Attention:  Patricia B. Bril

                              Telecopier No.:  212-552-1457

                              Telephone No.:  212-552-6233


                                CREDIT AGREEMENT

     COMMITMENT               CITIBANK, N.A.

   $55,000,000.00
                              By
                                -------------------------
                                Title:

                              Lending Office for all Loans:

                              Citibank, N.A.
                              399 Park Avenue
                              New York, NY  10043

                              Address for Notices:

                              Citibank, N.A.
                              399 Park Avenue
                              New York, NY  10043

                              Attention: Thomas McGrath

                              Telecopier No.: 212-593-5919

                              Telephone No.:  212-593-00541


                                CREDIT AGREEMENT

     COMMITMENT               THE FIRST NATIONAL BANK OF CHICAGO

   $55,000,000.00
                              By
                                -------------------------
                                Title:

                              Lending Office for all Loans:

                              The First National Bank of Chicago
                              One First National Plaza,
                                Suite 0324
                              Chicago, Illinois  60670

                              Address for Notices:

                              The First National Bank of Chicago
                              One First National Plaza,
                                Suite 0324
                              Chicago, Illinois  60670

                              Attention:  Michael W. McCorkle

                              Telecopier No.:  312-732-3568

                              Telephone No.:  312-732-1712


                                CREDIT AGREEMENT

     COMMITMENT               HARRIS TRUST AND SAVINGS BANK

   $55,000,000.00
                              By
                                -------------------------
                                Title:

                              Lending Office for all Loans:

                              Harris Trust and Savings Bank
                              115 South LaSalle Street
                              Chicago, IL  60603

                              Address for Notices:

                              Harris Trust and Savings Bank
                              115 South LaSalle Street
                              Chicago, IL  60603

                              Attention: Lisa Zahniser
                                         Director

                              Telecopier No.: 312-750-3702

                              Telephone No.:  312-750-3734


                                CREDIT AGREEMENT

     COMMITMENT               BANK OF AMERICA NATIONAL
                                TRUST & SAVINGS ASSOCIATION

   $30,000,000.00
                              By
                                -------------------------
                                Title:

                              Lending Office for all Loans:

                              Bank of America NT & SA
                              555 California Street
                              San Francisco, California  94104

                              Address for Notices:

                              Bank of America NT & SA
                              555 California Street
                              San Francisco, California  94104

                              Attention:  Peter Tomei

                              Telecopier No.:  415-622-2514

                              Telephone No.:  415-622-4581


                                CREDIT AGREEMENT

     COMMITMENT               THE NORTHERN TRUST COMPANY

   $25,000,000.00
                              By
                                -------------------------
                                Title:

                              Lending Office for all Loans:

                              The Northern Trust Company
                              50 South LaSalle Street
                              Chicago, Illinois  60675

                              Address for Notices:

                              The Northern Trust Company
                              50 South LaSalle Street
                              Chicago, Illinois  60675

                              Attention:  Chicago Division, B-11
                                          John J. Conway

                              Telecopier No.:  312-630-1566

                              Telephone No.:  312-444-3118


                                CREDIT AGREEMENT

     COMMITMENT               ABN AMRO BANK N.V.

   $20,000,000.00
                              By
                                -------------------------
                                Title:


                              By
                                -------------------------
                                Title:

                              Lending Office for all Loans:

                              ABN Amro Bank N.V.
                              135 South LaSalle Street
                              Suite 425
                              Chicago, Illinois  60674-9135

                              Address for Notices:

                              ABN Amro Bank N.V.
                              135 South LaSalle Street
                              Suite 425
                              Chicago, Illinois  60674-9135

                              Attention:  Joanna Riopelle

                              Telecopier No.:  312-606-8425

                              Telephone No.:  312-443-2955


                                CREDIT AGREEMENT

     COMMITMENT               BARCLAYS BANK PLC

   $20,000,000.00
                              By
                                -------------------------
                                Title:

                              Lending Office for all Loans:

                              Barclays Bank PLC
                              75 Wall Street
                              New York, New York  10265

                              Address for Notices:

                              Barclays Bank PLC
                              222 Broadway
                              11th Floor
                              New York, New York  10038

                              Attention:  Philip S.A. Capparis
                                          Technologies Group

                              Telecopier No.:  212-412-7511

                              Telephone No.:  212-412-6773


                                CREDIT AGREEMENT

     COMMITMENT               CIBC, INC.

  $20,000,000.00
                              By
                                -------------------------
                                Title:

                              Lending Office for all Loans:

                              CIBC, Inc.
                              425 Lexington Avenue
                              New York, New York  10017

                              Address for Notices:

                              CIBC, Inc.
                              425 Lexington Avenue
                              New York, New York  10017

                              Attention:  Leslie L. Rogers

                              Telecopier No.:  212-856-3558

                              Telephone No.:  212-856-3983


                                CREDIT AGREEMENT

     COMMITMENT               CREDIT LYONNAIS CHICAGO BRANCH

   $20,000,000.00
                              By
                                -------------------------
                                Title:

                              Lending Office for all Loans:

                              Credit Lyonnais Chicago Branch
                              227 West Monroe
                              Chicago, Illinois  60606

                              Address for Notices:

                              Credit Lyonnais Chicago Branch
                              227 West Monroe
                              Chicago, Illinois  60606

                              Attention:  David L. Payne

                              Telecopier No.:  312-641-0527

                              Telephone No.:  312-220-7310


                                CREDIT AGREEMENT

     COMMITMENT               DRESDNER BANK AG, CHICAGO AND
                                GRAND CAYMAN BRANCHES
   $20,000,000.00

                              By
                                -------------------------
                                Title:


                              By
                                -------------------------
                                Title:

                              Lending Office for all Loans:

                              Dresdner Bank AG, Chicago and
                                Grand Cayman Branches
                              190 South LaSalle Street
                              Suite 2700
                              Chicago, Illinois  60603

                              Address for Notices:

                              Dresdner Bank AG, Chicago and
                                Grand Cayman Branches
                              190 South LaSalle Street
                              Suite 2700
                              Chicago, Illinois  60603

                              Attention:  William J. Murray

                              Telecopier No.:  312-444-1305

                              Telephone No.:  312-444-1318


                                CREDIT AGREEMENT

     COMMITMENT               SWISS BANK CORPORATION -
                                CHICAGO BRANCH
   $20,000,000.00

                              By
                                -------------------------
                                Title:


                              By
                                -------------------------
                                Title:

                              Lending Office for all Loans:

                              Swiss Bank Corporation -
                                Chicago Branch
                              141 West Jackson Boulevard
                              Eighth Floor
                              Merchant Banking Group
                              Chicago, Illinois  60604

                              Address for Notices:

                              Swiss Bank Corporation -
                                Chicago Branch
                              141 West Jackson Boulevard
                              Eighth Floor
                              Merchant Banking Group
                              Chicago, Illinois  60604

                              Attention:  Jolynn Bryant Kelly

                              Telecopier No.:  312-554-6410

                              Telephone No.:  312-554-6424


                                CREDIT AGREEMENT

     COMMITMENT               UNION BANK OF SWITZERLAND,
                                CHICAGO BRANCH
   $20,000,000.00

                              By
                                -------------------------
                                Title:


                              By
                                -------------------------
                                Title:

                              Lending Office for all Loans:

                              Union Bank of Switzerland,
                                Chicago Branch
                              30 South Wacker Drive
                              40th Floor
                              Chicago, Illinois  60606

                              Address for Notices:

                              Union Bank of Switzerland,
                                Chicago Branch
                              30 South Wacker Drive
                              40th Floor
                              Chicago, Illinois  60606

                              Attention:  Robert L. Wells

                              Telecopier No.:  312-993-5530

                              Telephone No.:  312-993-5446


                                CREDIT AGREEMENT

     COMMITMENT               THE BANK OF TOKYO, LTD.,
                                CHICAGO BRANCH
   $15,000,000.00

                              By
                                -------------------------
                                Title:

                              Lending Office for all Loans:

                              The Bank of Tokyo, Ltd.,
                                Chicago Branch
                              69 West Washington
                              Chicago, Illinois  60602

                              Address for Notices:

                              The Bank of Tokyo, Ltd.,
                                Chicago Branch
                              69 West Washington
                              Chicago, Illinois  60602

                              Attention:  Wayne Yamanaka

                              Telecopier No.:  312-236-8268

                              Telephone No.:  312-236-4974


                                CREDIT AGREEMENT

     COMMITMENT               CHEMICAL BANK

   $15,000,000.00
                              By
                                -------------------------
                                Title:

                              Lending Office for all Loans:

                              Chemical Bank
                              270 Park Avenue
                              New York, New York  10017

                              Address for Notices:

                              Chemical Bank
                              270 Park Avenue
                              New York, New York  10017

                              Attention:  John J. Huber, III

                              Telecopier No.:  212-270-2625

                              Telephone No.:  212-270-1402


                                CREDIT AGREEMENT

     COMMITMENT               THE DAI-ICHI KANGYO BANK, LTD.,
                                CHICAGO BRANCH
   $15,000,000.00

                              By
                                -------------------------
                                Title:

                              Lending Office for all Loans:

                              The Dai-Ichi Kangyo Bank, Ltd.,
                                Chicago Branch
                              10 South Wacker Drive
                              Chicago, Illinois  60606

                              Address for Notices:

                              The Dai-Ichi Kangyo Bank, Ltd.,
                                Chicago Branch
                              10 South Wacker Drive
                              Chicago, Illinois  60606

                              Attention:  Richard R. Howard

                              Telecopier No.:  312-876-2011

                              Telephone No.:  312-715-6369


                                CREDIT AGREEMENT

     COMMITMENT               THE SANWA BANK, LTD.,
                                CHICAGO BRANCH
   $15,000,000.00

                              By
                                -------------------------
                                Title:

                              Lending Office for all Loans:

                              The Sanwa Bank, Ltd.
                              10 South Wacker Drive
                              Chicago, Illinois  60606

                              Address for Notices:

                              The Sanwa Bank, Ltd.
                              10 South Wacker Drive
                              Chicago, Illinois  60606

                              Attention:  Ken Eichwald

                              Telecopier No.:  312-368-6677

                              Telephone No.:  312-368-3006


                                CREDIT AGREEMENT

     COMMITMENT               THE SUMITOMO BANK, LIMITED,
                                CHICAGO BRANCH
   $15,000,000.00

                              By
                                -------------------------
                                Title:

                              Lending Office for all Loans:

                              The Sumitomo Bank, Limited,
                                Chicago Branch
                              233 South Wacker Drive
                              Suite 4800
                              Chicago, Illinois  60606-6498

                              Address for Notices:

                              The Sumitomo Bank, Limited,
                                Chicago Branch
                              233 South Wacker Drive
                              Suite 4800
                              Chicago, Illinois  60606-6498

                              Attention:  John Kemper

                              Telecopier No.:  312-876-6436

                              Telephone No.:  312-876-7797


                                CREDIT AGREEMENT

     COMMITMENT               ROYAL BANK OF CANADA

   $10,000,000.00
                              By
                                -------------------------
                                Title:

                              Lending Office for all Loans:

                              Royal Bank of Canada,
                                New York Branch
                              c/o New York Operations Center
                              Pierrepont Plaza
                              300 Cadman Plaza West
                              Brooklyn, New York  11201-2701

                              Address for Notices:

                              Royal Bank of Canada,
                                New York Branch
                              Pierrepont Plaza
                              300 Cadman Plaza West
                              Brooklyn, New York  11201-2701

                              Attention:  Manager,
                                          Loans Administration

                              Telecopier No.:  718-522-6292/3

                              Telephone No.:  212-858-7168

                              with a copy to:

                              Royal Bank of Canada
                              Financial Square, 24th Floor
                              New York, New York  10005-3531

                              Attention:  John P. Page

                              Telecopier No.:  212-428-6460

                              Telephone No.:  212-428-6551


                                CREDIT AGREEMENT

                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION),
                                as Agent


                              By
                                -------------------------
                                Title:

                              Address for Notices to
                                Chase as Agent:

                              The Chase Manhattan Bank
                                (National Association)
                              4 Chase Metrotech Center
                              13th Floor
                              Brooklyn, New York  11245

                              Attention:  New York Agency

                              Telecopier No.:  (718) 242-6910

                              Telephone No.:   (718) 242-7979


                                CREDIT AGREEMENT

                                                                      Schedule I

                         Material Domestic Subsidiaries

                                 [Section 7.13]



Motorola Credit          a Delaware          100% of the
Corporation              corporation         issued and
                                             outstanding shares
                                             of capital stock are
                                             owned by the Company

Codex Corporation        a Delaware          100% of the
                         corporation         issued and
                                             outstanding shares
                                             of capital stock are
                                             owned by the Company

Motorola Electronica     a Delaware          approximately 15% of
de Puerto Rico, Inc.     corporation         the issued and
                                             outstanding shares
                                             of capital stock are
                                             owned by Motorola
                                             International
                                             Capital Corporation
                                             and approximately
                                             85% of the issued
                                             and outstanding
                                             shares of capital
                                             stock are owned
                                             by Motorola
                                             International
                                             Development
                                             Corporation


                                   SCHEDULE I

                                                                     EXHIBIT A-1


                            [Form of Syndicated Note]

                                 PROMISSORY NOTE


$_______________                                              September 21, 1994
                                                              New York, New York

          FOR VALUE RECEIVED, [MOTOROLA, INC.] [MOTOROLA CREDIT CORPORATION], a Delaware corporation (the "BORROWER"), hereby promises to pay to __________________ (the "BANK"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Syndicated Loans made by the Bank to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Syndicated Loan, at such office, in like money and funds, for the period commencing on the date of such Syndicated Loan until such Syndicated Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Syndicated Loan made by the Bank to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, PROVIDED that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Syndicated Loans made by the Bank.

          This Note is one of the Syndicated Notes referred to in the Credit Agreement dated as of September 21, 1994 (as modified and supplemented and in effect from time to time, the "CREDIT AGREEMENT") between Motorola, Inc., Motorola Credit Corporation, the lenders named therein (including the Bank), and The Chase Manhattan Bank (National Association), as Agent, providing for Loans in an aggregate principal amount initially not to exceed $500,000,000, and evidences Syndicated Loans made by the Bank to the Borrower thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.


                                 SYNDICATED NOTE

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Syndicated Loans upon the terms and conditions specified therein.

          Except as permitted by Section 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                              [MOTOROLA, INC.] [MOTOROLA
                                CREDIT CORPORATION]


                              By
                                -------------------------
                                Title:


                                 SYNDICATED NOTE

                          SCHEDULE OF SYNDICATED LOANS

          This Note evidences Syndicated Loans made under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:

           Prin-
           cipal                 Maturity            Unpaid
           Amount  Type            Date    Amount    Prin-
  Date       of     of  Interest    of     Paid or   cipal  Notation
  Made      Loan   Loan   Rate     Loan    Prepaid   Amount  Made by
- ---------  ------  ---- -------- -------- ---------  ------ --------




                                 SYNDICATED NOTE

                                                                     EXHIBIT A-2


                           [Form of Money Market Note]

                                 PROMISSORY NOTE

                                                              September 21, 1994
                                                              New York, New York

          FOR VALUE RECEIVED, [MOTOROLA, INC.] [MOTOROLA CREDIT CORPORATION], a Delaware corporation (the "BORROWER"), hereby promises to pay to __________________ (the "BANK"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the aggregate unpaid principal amount of the Money Market Loans made by the Bank to the Borrower under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Money Market Loan, at such office, in like money and funds, for the period commencing on the date of such Money Market Loan until such Money Market Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate and maturity date of each Money Market Loan made by the Bank to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, PROVIDED that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Money Market Loans made by the Bank.

          This Note is one of the Money Market Notes referred to in the Credit Agreement dated as of September 21, 1994 (as modified and supplemented and in effect from time to time, the "CREDIT AGREEMENT") between Motorola, Inc., Motorola Credit Corporation, the lenders named therein (including the Bank), and The Chase Manhattan Bank (National Association), as Agent, providing for Loans in an aggregate principal amount initially not to exceed $500,000,000, and evidences Money Market Loans made by the Bank to the Borrower thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.


                                MONEY MARKET NOTE

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Money Market Loans upon the terms and conditions specified therein.

          Except as permitted by Section 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                              [MOTOROLA, INC.] [MOTOROLA
                                CREDIT CORPORATION]


                              By
                                -------------------------
                                Title:


                                MONEY MARKET NOTE

                         SCHEDULE OF MONEY MARKET LOANS

          This Note evidences Money Market Loans made under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:

       Principal
Date    Amount     Type              Maturity    Amount    Unpaid
 of       of        of    Interest    Date of   Paid or   Principal   Notation
Loan     Loan      Loan     Rate       Loan     Prepaid    Amount      Made by
- ----   ---------   ----   --------   --------   -------   ---------   --------


                                MONEY MARKET NOTE

                                                                       EXHIBIT B


                  [Form of Opinion of Counsel to the Borrower]

                                                              September 21, 1994

To the Banks party to the
Credit Agreement referred to
below and The Chase
Manhattan Bank (National Association), as Agent

Ladies and Gentlemen:

          I have acted as counsel to Motorola, Inc. (the "COMPANY") and Motorola Credit Corporation ("MOTOROLA CREDIT", and together with the Company, the "BORROWERS"), in connection with (i) the Credit Agreement (the "CREDIT AGREEMENT") dated as of September 21, 1994, between the Company, Motorola Credit, the lenders named therein, and The Chase Manhattan Bank (National Association), as Agent, providing for loans to be made by said lenders to the Borrowers in an aggregate principal amount initially not to exceed $500,000,000 and (ii) the various other agreements and instruments referred to in the next following paragraph. Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 6.01(b) of the Credit Agreement.

          In rendering the opinions expressed below, I have examined the following agreements, instruments and other documents:

          (a)  the Credit Agreement;

          (b)  the Notes issued by the Borrowers; and

          (c) such corporate records of the Borrowers and such other documents as I have deemed necessary as a basis for the opinions expressed below.

The agreements, instruments and other documents referred to in the foregoing lettered clauses (other than clause (c) above) are collectively referred to as the "CREDIT DOCUMENTS".

          In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies. When relevant facts were not independently established, I have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Documents and certificates of appropriate representatives of the Borrowers.


                       OPINION OF COUNSEL TO THE BORROWERS

          In rendering the opinions expressed below, I have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Borrowers):

        (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

       (ii)    all signatories to such documents have been duly authorized; and

      (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as I have deemed necessary as a basis for the opinions expressed below, I am of the opinion that:

          1. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Material Domestic Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the respective state indicated opposite its name in Schedule I to the Credit Agreement.

          2. Each Borrower has all requisite corporate power to execute and deliver, and to perform its obligations under, the Credit Documents to which such Borrower is party. Each Borrower has all requisite corporate power to borrow under the Credit Agreement.

          3. The execution, delivery and performance by each Borrower of each Credit Document to which such Borrower is a party, and the borrowings by such Borrower under the Credit Agreement, have been duly authorized by all necessary corporate action on the part of such Borrower.

          4. Each Credit Document to which any Borrower is a party has been duly executed and delivered by such Borrower.

          5. If the Credit Documents were stated to be governed by and construed in accordance with the law of the State of Illinois, or if a court of the State of Illinois were to


                       OPINION OF COUNSEL TO THE BORROWERS
     apply the law of the State of Illinois to the Credit Documents, each Credit Document to which any Borrower is a party would nevertheless constitute the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

          6. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the State of Illinois is required on the part of any Borrower for the execution, delivery or performance by such Borrower of any Credit Document to which such Borrower is a party or for the borrowings by such Borrower under the Credit Agreement.

          7. The execution, delivery and performance by any Borrower of, and the consummation by such Borrower of the transactions contemplated by, the Credit Documents do not and will not (a) violate any provision of its charter or by-laws, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to such Borrower or any of the Company's Material Domestic Subsidiaries of which I have knowledge (after reasonable inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which I have knowledge (after reasonable inquiry) to which such Borrower or any of the Company's Material Domestic Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or result in the creation or imposition of any Lien upon any Property of such Borrower pursuant to, the terms of any such agreement or instrument.

          8. Except as disclosed in the Company's Report on Form 10-K filed with the SEC for fiscal year ended December 31, 1993 and in the Company's Reports on Form 10-Q filed with the SEC for the first and second fiscal quarters for the fiscal year 1994, I have no knowledge (after


                       OPINION OF COUNSEL TO THE BORROWERS
     reasonable inquiry) of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, pending or threatened against or affecting any Borrower or any of the Company's Subsidiaries or any of their respective Properties that, if adversely determined, are likely to have a Material Adverse Effect.

          The foregoing opinions are subject to the following comments and qualifications:

          (A) The enforceability of Section 11.03 of the Credit Agreement may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

          (B) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          (C) I express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of Illinois) that limit the interest, fees or other charges such Bank may impose, (ii) Section 4.07(c) of the Credit Agreement, (iii) the second sentence of Section 11.10 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents, and (iv) the waiver of inconvenient forum set forth in Section 11.10 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York.

          The foregoing opinions are limited to matters involving the Federal laws of the United States of America, the Delaware General Corporation Law and the law of the State of Illinois, and I do not express any opinion as to the laws of any other jurisdiction.


                       OPINION OF COUNSEL TO THE BORROWERS

          At the request of my client, this opinion letter is, pursuant to
Section 6.01(b) of the Credit Agreement, provided to you by me in my capacity as counsel to the Company and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, my prior written consent.

                              Very truly yours,


                       OPINION OF COUNSEL TO THE BORROWERS

                                                                       EXHIBIT C

             [Form of Opinion of Special New York Counsel to Chase]

                                                              September 21, 1994



To the Banks party to the
Credit Agreement referred to
below and The Chase
Manhattan Bank (National Association), as Agent

Ladies and Gentlemen:

          We have acted as special New York counsel to The Chase Manhattan Bank (National Association) ("CHASE") in connection with the Credit Agreement dated as of September 21, 1994 (the "CREDIT AGREEMENT") between Motorola, Inc. (the "COMPANY"), Motorola Credit Corporation ("MOTOROLA CREDIT", and together with the Company, the "BORROWERS"), the lenders named therein, and Chase, as Agent, providing for loans to be made by said lenders to the Borrowers in an aggregate principal amount initially not to exceed $500,000,000. Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 6.01(c) of the Credit Agreement.

          In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

          (a)  the Credit Agreement; and

          (b) the Notes (together with the Credit Agreement, the "CREDIT DOCUMENT").

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Documents.

          In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

        (i) such documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Borrowers) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;


                       OPINION OF SPECIAL COUNSEL TO CHASE

       (ii)    all signatories to such documents have been duly authorized; and

      (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that each of the Credit Documents constitutes the legal, valid and binding obligation of each Borrower party thereto, enforceable against such Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

          The foregoing opinions are subject to the following comments and qualifications:

          (A) The enforceability of Section 11.03 of the Credit Agreement may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

          (B) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New
     York) that limit the interest, fees or other charges such Bank may impose,
     (ii) Section 4.07(c) of the Credit Agreement, (iii) the second sentence of
     Section 11.10 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the


                       OPINION OF SPECIAL COUNSEL TO CHASE

     United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents, and (iv) the waiver of inconvenient forum set forth in Section 11.10 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York.

          The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

          This opinion letter is, pursuant to Section 6.01(c) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to Chase and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                              Very truly yours,



CDP/RMG


                       OPINION OF SPECIAL COUNSEL TO CHASE

                                                                       EXHIBIT D


                      [Form of Money Market Quote Request]

                                                  [Date]

To:       The Chase Manhattan Bank (National Association), as Agent

From:     [Motorola, Inc.] [Motorola Credit Corporation]

Re:       Money Market Quote Request

          Pursuant to Section 2.03 of the Credit Agreement dated as of September 21, 1994 (as modified and supplemented and in effect from time to time, the "CREDIT AGREEMENT") between Motorola, Inc., Motorola Credit Corporation, the lenders named therein and The Chase Manhattan Bank (National Association), as Agent, providing for Loans in an aggregate principal amount initially not to exceed $500,000,000, we hereby give notice that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Borrowing     Quotation                                  Interest
  Date         Date[*1]     Amount[*2]     Type[*3]     Period[*4]
- ---------     ---------     ----------     --------     ----------



          The Borrower is [Motorola, Inc.] [Motorola Credit Corporation]. Terms used herein have the meanings assigned to them in the Credit Agreement.

                         [MOTOROLA, INC.] [MOTOROLA CREDIT CORPORATION]


                         By
                           -------------------------------------------
                           Title:
- --------------------------

*    All numbered footnotes appear on the last page of this Exhibit.


                           MONEY MARKET QUOTE REQUEST

- --------------------------

[1] For use if a Set Rate in a Set Rate Auction is requested to be submitted before the Borrowing Date.

[2]  Each amount must be $20,000,000 or a larger multiple of $1,000,000.

[3] Insert either "LIBO Margin" (in the case of LIBOR Market Loans) or "Set Rate" (in the case of Set Rate Loans).

[4] One, two, three or six months, in the case of a LIBOR Market Loan or, in the case of a Set Rate Loan, a period of not less than 7 days and no greater than 180 days after the making of such Set Rate Loan and ending on a Business Day.


                           MONEY MARKET QUOTE REQUEST

                                                                       EXHIBIT E


                          [Form of Money Market Quote]

To:  The Chase Manhattan Bank (National Association), as Agent

Attention:

Re: Money Market Quote to [Motorola, Inc.] [Motorola Credit Corporation] (the "BORROWER")

          This Money Market Quote is given in accordance with Section 2.03(c) of the Credit Agreement dated as of September 21, 1994 (as modified and supplemented and in effect from time to time, the "CREDIT AGREEMENT") between Motorola, Inc., Motorola Credit Corporation, the lenders named therein, and The Chase Manhattan Bank (National Association), as Agent, providing for Loans in an aggregate principal amount initially not to exceed $500,000,000. Terms defined in the Credit Agreement are used herein as defined therein.

          In response to the Borrower's invitation dated __________, 199_, we hereby make the following Money Market Quote(s) on the following terms:

          1.  Quoting Bank:

          2.  Person to contact at Quoting Bank:

          3. We hereby offer to make Money Market Loan(s) in the following principal amount[s], for the following Interest Period(s) and at the following rate(s):

Borrowing    Quotation                               Interest
  Date        Date[*1]    Amount[*2]    Type[*3]    Period[*4]    Rate[*5]
- ---------    ---------    ----------    --------    ----------    --------




PROVIDED that the Borrower may not accept offers that would result in the undersigned making Money Market Loans pursuant hereto in excess of $___________ in the aggregate (the "MONEY MARKET LOAN LIMIT").

- --------------------------

*    All numbered footnotes appear on the last page of this Exhibit.


                               MONEY MARKET QUOTE

          We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate[s] us to make the Money Market Loan(s) for which any offer(s) (is/are) accepted, in whole or in part (subject to the third sentence of Section 2.03(e) of the Credit Agreement and any Money Market Loan Limit specified above).

                              Very truly yours,

                              [NAME OF BANK]


                              By
                                -------------------------
                                Authorized Officer

Dated:  __________, ____

- --------------------------

[1]  As specified in the related Money Market Quote Request.

[2] The principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $5,000,000 (or a larger multiple of $1,000,000).

[3] Indicate "LIBO Margin" (in the case of LIBOR Market Loans) or "Set Rate" (in the case of Set Rate Loans).

[4] One, two, three or six months, in the case of a LIBOR Market Loan or, in the case of a Set Rate Loan, a period of no less than 7 days and no greater than 180 days after the making of such Set Rate Loan and ending on a Business Day, as specified in the related Money Market Quote Request.

[5] For a LIBOR Market Loan, specify margin over or under the London interbank offered rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS". For a Set Rate Loan, specify rate of interest per annum (rounded to the nearest 1/10,000 of 1%).


                               MONEY MARKET QUOTE

                                                                       EXHIBIT F


                       [Form of Confidentiality Agreement]

                            CONFIDENTIALITY AGREEMENT

                                             [Date]

[Insert Name and
  Address of Prospective
  Participant or Assignee]

          Re: Credit Agreement dated as of September 21, 1994 (as modified and supplemented and in effect from time to time, the "CREDIT AGREEMENT"), between Motorola, Inc. (the "COMPANY"), Motorola Credit Corporation, the lenders named therein, and The Chase Manhattan Bank (National Association), as Agent, providing for Loans in an aggregate principal amount initially not to exceed $500,000,000.

Dear Ladies and Gentlemen:

          As a Bank party to the Credit Agreement, we have agreed with the Company pursuant to Section 11.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

          As provided in said Section 11.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

          Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives and for the benefit of us and the Company) that (A) such information will not be used by you except in connection with the proposed [participation][assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, PROVIDED that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Banks or the


                            CONFIDENTIALITY AGREEMENT

Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Bank (or to Chase Securities, Inc.), (v) in connection with any litigation to which you or any one or more of the Banks or the Agent are a party, (vi) to a subsidiary or affiliate of yours as provided in
Section 11.12(a) of the Credit Agreement or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof; PROVIDED, FURTHER, that (x) unless specifically prohibited by applicable law or court order, you agree, prior to disclosure thereof, to notify the Company of any request for disclosure of any such non-public information (A) by any governmental agency or representative thereof (other than any such request in connection with an examination of your financial condition by such governmental agency) or
(B) pursuant to legal process and (y) that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

          If you are a prospective assignee, your obligations under this Confidentiality Agreement shall be superseded by Section 11.12 of the Credit Agreement on the date upon which you become a Bank under the Credit Agreement pursuant to Section 11.06 thereof.

          Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.

                              Very truly yours,

                              [INSERT NAME OF BANK]


                              By
                                -------------------------

The foregoing is agreed to
as of the date of this letter.

[INSERT NAME OF PROSPECTIVE
 PARTICIPANT OR ASSIGNEE]


By
  -------------------------


                            CONFIDENTIALITY AGREEMENT

                                                                       EXHIBIT G


                         [Form of Notice of Assignment]

                              NOTICE OF ASSIGNMENT

                                             [Date]

Motorola, Inc.
- -------------------------
- -------------------------

Attention:
            -------------

The Chase Manhattan Bank, N.A.,
  as Agent
4 Chase Metrotech Center -- 13th Floor
Brooklyn, New York 11245

Attention:  New York Agency

          Re: Credit Agreement dated as of September 21, 1994 (as modified and supplemented and in effect from time to time, the "CREDIT AGREEMENT"), between Motorola, Inc. (the "COMPANY"), Motorola Credit Corporation, the lenders named therein and The Chase Manhattan Bank (National Association), as Agent, providing for Loans in an aggregate principal amount initially not to exceed $500,000,000.

Dear Ladies and Gentlemen:

          We hereby give notice that, effective as of the date hereof, [Name of Assignor] (the "ASSIGNOR") has assigned its rights and obligations with respect
to     % (representing $_____________) of the Assignor's outstanding [Commitment and] [Loans], representing ____% (representing $_____________) of the aggregate outstanding [Commitment and] [Loans] (such interest in such rights and obligations being hereinafter referred to as the "ASSIGNED INTEREST") under the Credit Agreement to [Name of Assignee] (the "ASSIGNEE"). The Assignee hereby agrees (i) to become a "Bank" pursuant to Section 11.06(b) of the Credit Agreement (if not already a Bank under the Credit Agreement) and (ii) agrees to assume all the obligations of the Assignor thereunder with respect to the Assigned Interest.


                              NOTICE OF ASSIGNMENT

          The address for notices, lending office(s) and payment instructions for the Assignee are as follows:

                    Address for Notices:
                    ----------------------
                    ----------------------
                    ----------------------

                    Attention:
                    Telephone:
                    Telecopier:

                    Lending Office for Base Rate Loans:
                    ----------------------
                    ----------------------
                    ----------------------

                    Lending Office for Loans other than Base Rate Loans:
                    ----------------------
                    ----------------------
                    ----------------------

                    Payment Instructions:
                    ----------------------
                    ----------------------
                    ----------------------

          Please sign and return the enclosed copy of this letter to the undersigned to indicate your receipt hereof, and your consent to or notice of (as applicable) the above-mentioned assignment and assumption, and your agreement to the release of the Assignor from its obligations under the Credit Agreement with respect to the Assigned Interest. As a condition to the effectiveness of the above-mentioned assignment and assumption, the Agent shall have received an assignment fee of $3,000.

                                   Very truly yours,

                                   [NAME OF ASSIGNOR]


                                   By
                                      ----------------------------
                                      Title:

                                   [NAME OF ASSIGNEE]


                                   By
                                      ----------------------------
                                      Title:


                              NOTICE OF ASSIGNMENT

ACKNOWLEDGED OR CONSENTED TO
  (AS APPLICABLE):

MOTOROLA, INC.


By
  --------------------------
  Title:

THE CHASE MANHATTAN BANK, N.A.,
  as Agent


By
  --------------------------
  Title:


                              NOTICE OF ASSIGNMENT